                                                                  EXECUTION COPY



                                LOAN AGREEMENT

                                by and between

                       FACILICOM INTERNATIONAL, L.L.C.,

                               as the Borrower,

                                      and

                          KEY CORPORATE CAPITAL INC.,

                                  as the Bank

                              AS OF MAY 24, 1999
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                               TABLE OF CONTENTS

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SECTION 1.   DEFINITIONS...................................................................   1

        1.1    Definitions.................................................................   1
        1.2    Other Terms.................................................................  10
        1.3    Accounting Provisions.......................................................  10

SECTION 2.   THE LOANS.....................................................................  11

        2.1    The Commitment and the Loans................................................  11
        2.2    Making of the Loans.........................................................  11
        2.3    The Note....................................................................  12
        2.4    Fees........................................................................  12
        2.5    Prepayment..................................................................  12
        2.6    Reserves or Deposit Requirements, Etc.......................................  13
        2.7    Tax Law, Increased Costs, Etc...............................................  13
        2.8    Eurodollar Deposits Unavailable or Interest Rate Unascertainable............  13
        2.9    Changes in Law Rendering LIBOR Loans Unlawful...............................  14
       2.10    Funding.....................................................................  14
       2.11    Indemnity...................................................................  14
       2.12    Capital Adequacy............................................................  14
       2.13    Taxes.......................................................................  15

SECTION 3.   INTEREST; PAYMENTS............................................................  16

        3.1    Interest....................................................................  16
        3.2    Manner of Payments..........................................................  16

SECTION 4.   CLOSING.......................................................................  17

SECTION 5.   REPRESENTATIONS AND WARRANTIES OF THE BORROWER................................  17

        5.1    Organization and Powers.....................................................  17
        5.2    Authorization...............................................................  18
        5.3    Financial Statements........................................................  18
        5.4    Projections.................................................................  18
        5.5    Capitalization of the Borrower..............................................  18
        5.6    Title to Properties; Patents, Trademarks, Etc...............................  19
        5.7    Litigation; Proceedings.....................................................  19
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        5.8    Taxes.......................................................................  19
        5.9    Absence of Conflicts........................................................  20
       5.10    Indebtedness................................................................  20
       5.11    Compliance..................................................................  20
       5.12    Statements Not Misleading...................................................  21
       5.13    Consents or Approvals.......................................................  21
       5.14    Employee Benefit Plans......................................................  21
       5.15    Licenses, Tariffs and Operating Agreements..................................  21
       5.16    Material Restrictions.......................................................  22
       5.17    Investment Company Act......................................................  22
       5.18    Absence of Material Adverse Effect..........................................  22
       5.19    Defaults....................................................................  22
       5.20    Securities Laws.............................................................  22
       5.21    Insurance...................................................................  22
       5.22    Labor Matters...............................................................  22
       5.23    Environmental Compliance....................................................  23
       5.24    Solvency....................................................................  23
       5.25    Year 2000...................................................................  23

SECTION 6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BANK...............................  24

        6.1    Compliance..................................................................  24
        6.2    Borrower Security Agreement.................................................  24
        6.3    Armstrong Guaranty..........................................................  24
        6.4    Financing Statements........................................................  24
        6.5    Opinion of Counsel..........................................................  24
        6.6    Financial Information.......................................................  24
        6.7    Due Diligence...............................................................  25
        6.8    Borrowing Request...........................................................  25
        6.9    Insurance Certificates......................................................  25
       6.10    Organizational Documents....................................................  25
       6.11    Lien Searches, Consents and Releases of Liens...............................  26
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       6.12    No Order, Judgment or Decree................................................  26
       6.13    No Material Adverse Effect..................................................  26
       6.14    Fees and Expenses...........................................................  26
       6.15    Legal Approval..............................................................  26
       6.16    Other Documents.............................................................  26

SECTION 7.   AFFIRMATIVE COVENANTS OF THE BORROWER.........................................  26

        7.1    Use of Proceeds.............................................................  26
        7.2    Continued Existence; Maintenance of Rights and Licenses; Compliance with Law  26
        7.3    Insurance...................................................................  27
        7.4    Obligations and Taxes.......................................................  27
        7.5    Financial Statements and Reports............................................  28
        7.6    Notices.....................................................................  29
        7.7    Maintenance of Property.....................................................  30
        7.8    Information and Inspection..................................................  30
        7.9    Maintenance of Liens........................................................  30
       7.10    Title To Property...........................................................  30
       7.11    Environmental Compliance and Indemnity......................................  30

SECTION 8.   NEGATIVE COVENANTS OF THE BORROWER............................................  31

        8.1    Liens.......................................................................  32
        8.2    Notes, Accounts Receivable and Claims.......................................  32
        8.3    Capital Distributions.......................................................  32
        8.4    Disposal of Property; Mergers; Acquisitions; Reorganizations................  32
        8.5    Amendment of Governing Documents............................................  33
        8.6    Management Agreements and Fees..............................................  33
        8.7    Fiscal Year.................................................................  33
        8.8    ERISA.......................................................................  33
        8.9    Affiliates..................................................................  33
       8.10    Change of Name, Identity or Structure.......................................  34
       8.11    Issuance or Transfer of Membership Interests and other Equity Interests.....  34
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       8.12    Change in Business..........................................................  34
       8.13    Regulation U................................................................  34

SECTION 9.   EVENTS OF DEFAULT.............................................................  34

        9.1    Non-Payment.................................................................  34
        9.2    Failure of Performance in Respect of Other Obligations......................  34
        9.3    Breach of Warranty..........................................................  35
        9.4    Cross-Defaults..............................................................  35
        9.5    Assignment for Benefit of Creditors.........................................  35
        9.6    Bankruptcy..................................................................  35
        9.7    Appointment of Receiver; Liquidation........................................  35
        9.8    Judgments...................................................................  36
        9.9    Impairment of Collateral; Invalidation of any Loan Document.................  36
       9.10    Change of Control...........................................................  36
       9.11    Termination of Plan.........................................................  36
       9.12    Default under Collateral Document...........................................  37
       9.13    Condemnation................................................................  37
       9.14    Material Adverse Effect.....................................................  37

SECTION 10.  REMEDIES......................................................................  37

       10.1    Optional Defaults...........................................................  37
       10.2    Automatic Defaults..........................................................  37
       10.3    Performance by the Bank.....................................................  38
       10.4    Other Remedies..............................................................  38
       10.5    Enforcement and Waiver by the Bank..........................................  38

SECTION 11.  MISCELLANEOUS.................................................................  38

       11.1    Construction................................................................  38
       11.2    Further Assurance...........................................................  39
       11.3    Expenses of the Bank; Indemnification.......................................  39
       11.4    Notices.....................................................................  39
       11.5    Waiver and Release by the Borrower..........................................  41
       11.6    Right of Set Off............................................................  41
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       11.7    Successors and Assigns; Participations......................................  41
       11.8    Applicable Law..............................................................  42
       11.9    Binding Effect and Entire Agreement.........................................  43
      11.10    Counterparts................................................................  43
      11.11    Survival of Agreements......................................................  43
      11.12    Modification................................................................  43
      11.13    Separability................................................................  43
      11.14    Section Headings............................................................  43
      11.15    Enforcement.................................................................  43
      11.16    Termination.................................................................  44
      11.17    Jury Trial Waiver...........................................................  44
      11.18    Marshaling; Payments Set Aside..............................................  45
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                                      -v-

                                LOAN AGREEMENT
                                --------------

     THIS LOAN AGREEMENT is made and entered into as of May 24, 1999, by and between FACILICOM INTERNATIONAL, L.L.C., a Delaware limited liability company (the "Borrower"), and KEY CORPORATE CAPITAL INC. (the "Bank").

                               R E C I T A L S:
                               ---------------

     The Borrower desires to borrow from the Bank up to $35,000,000 on a revolving credit basis, the proceeds of which will be used for short term working capital purposes and other general corporate purposes associated with the provision of telecommunications services.

                             A G R E E M E N T S:
                             --------------------

     Accordingly, the Borrower and the Bank agree as follows:

SECTION 1.     DEFINITIONS.

     1.1  Definitions.  All terms typed with leading capitals are terms defined
          -----------
in this Agreement. For the purposes of this Agreement, the terms defined in this
Section 1.1 shall have the meanings set out below.

     "Affiliate" means, with respect to any Person (a) any other Person which is
      ---------
directly or indirectly controlled by, under common control with or controlling the first specified Person; (b) a Person owning beneficially or controlling 5% or more of the equity interest in such other Person; (c) any officer, director or partner of such other Person; or (d) any spouse or relative (by blood, adoption or marriage) of any such individual Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, partnership interests, by contract or otherwise.

     "Armstrong Guaranty" has the meaning assigned to it in Section 6.3.
      ------------------

     "Armstrong Holdings" means Armstrong Holdings, Inc., a Delaware corporation
      ------------------
which owns 84.01% of the issued and outstanding capital stock of Facilicom International.

     "Banking Day" means a day on which the main office of KeyBank National
      -----------
Association is open to the public for the transaction of business and on which, with respect to any LIBOR Loan, banks are open for business in London, England, and quoting deposit rates for dollar deposits.

     "Base Rate" means the rate of interest determined and publicly announced by
      ---------
KeyBank National Association from time to time as its prime rate at its main office in Cleveland, Ohio. The prime rate functions as a reference rate index, and the Bank may charge borrowers more or less than the prime rate. The Base Rate will automatically change as and when such prime rate changes.

     "Base Rate Loans" means those Loans described in Section 2.1 hereof on
      ---------------
which the Borrower shall pay interest at a rate based on the Base Rate.

     "Benefit Arrangement" means any pension, profit-sharing, thrift, or other
      -------------------
retirement plan, medical, hospitalization, vision, dental, life, disability or other insurance or benefit plan, deferred compensation, stock ownership, stock purchase, stock option, performance share, bonus, fringe benefit, savings or other incentive plan, severance plan or other similar plan, agreement, arrangement or understanding, to which the Borrower or any member of the Controlled Group is, or in the preceding six years was, required to contribute on behalf of its employees or directors, whether or not such plan, agreement, arrangement or understanding is subject to ERISA.

     "Borrower Security Agreement" has the meaning assigned to it in Section
      ---------------------------
6.2.

     "Capital Distribution" means any dividend, payment or distribution made,
      --------------------
liability incurred or other consideration given, including, without limitation, for the purchase, acquisition, redemption or retirement of any membership interest, capital stock or other equity interest of the Borrower or any of its Subsidiaries or as a dividend, return of capital or other payment or distribution of any kind in respect of any membership interest, capital stock or other equity interest in the Borrower or any of its Subsidiaries.

     "Capitalized Lease Obligations" means, as to any Person, the obligations of
      -----------------------------
such Person to pay rent or other amounts under leases of, or other agreements conveying the right to use, real or personal property, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person, prepared in accordance with GAAP (including the Statement of Financing Accounting Standards No. 13 of the Financial Accounting Standards Board).

     "Closing" and "Closing Date" have the meanings assigned to them in Section
      -------       ------------
4.

     "Code" means the Internal Revenue Code of 1986, as amended, or any
      ----
successor statute thereto.

     "Collateral Documents" means all promissory notes, agreements, assignments,
      --------------------
guaranties, mortgages, financing statements, certificates and other agreements, instruments and documents, including, without limitation, the Note, the Borrower Security Agreement and the Armstrong Guaranty, which are required by, or executed in connection with or contemplated by, this Agreement or any other Collateral Document to be executed or delivered by or on behalf of the Borrower or any other Person.

     "Commitment" has the meaning assigned to it in Section 2.1(a).
      ----------

     "Controlled Group" means a controlled group of entities which are treated
      ----------------
as a single employer under Sections 414(b), 414(c) or 414(m) of the Code of which the Borrower or any of its Subsidiaries is a part.

     "Default Interest Rate" means a rate of interest equal to the Base Rate
      ---------------------
plus 4% per annum.

     "Discount Rate" means, with respect to a prepayment or conversion of a
      -------------
LIBOR Loan on a date other than the last day of its Interest Period, a rate equal to the interest rate (as of the date of prepayment or conversion) on United States Treasury obligations in a like amount as such Loan and with a maturity approximately equal to the period between the prepayment or conversion date and the last day of the Interest Period of such Loan, as reasonably determined by the Bank.

     "Environmental Claim" means, with respect to any Person, any written or
      -------------------
oral notice, claim, demand, request for information, citation, summons, order or other communication (each, a "claim") by any other Person alleging or asserting
                              -----
the liability of the recipient of such claim for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property or health, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release, of any Hazardous Material at or from any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     "Environmental Laws" means all provisions of law, statutes, treaties,
      ------------------
ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any Governmental Authority or by the Government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the emission, release or discharge of substances into, the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and the regulations thereunder.

     "Event of Default" means any of the events specified in Section 9.
      ----------------

     "Facilicom International" means Facilicom International, Inc., a Delaware
      -----------------------
corporation which owns, as of the date of this Agreement, all of the issued and outstanding membership interests in the Borrower.

     "FCC" means the Federal Communications Commission or any Governmental
      ---
Authority at any time substituted therefor.

     "GAAP" means generally accepted accounting principles in effect from time
      ----
to time in the United States, consistently applied.

     "Governmental Authority" means any nation or federal, state, local or
      ----------------------
foreign government, any political subdivision thereof and any federal, state, local or foreign court, panel, judge, board, bureau, commission, agency, regulatory authority, central bank or other entity, body or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

     "Hazardous Material" means, collectively, (a) any petroleum or petroleum
      ------------------
products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCBs"), (b) any chemicals or other materials or
                            ----
substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

     "Indebtedness" of any Person means all liabilities, obligations and
      ------------
reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet (excluding trade accounts payable not more than sixty days past due and accrued expenses arising in the ordinary course of business), and in addition (without duplication) (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, (g) all obligations or liabilities of another Person in respect of which such Person is a guarantor, (h) all Capitalized Lease Obligations of such Person, (i) all Rate Hedging Obligations, and (j) all obligations of such Person as an account party to reimburse any Person in respect of letters of credit or bankers' acceptances. The Indebtedness of any Person shall include any recourse Indebtedness of any partnership in which such Person is a general partner.

     "Interest Period" means, with respect to any LIBOR Loan, the period
      ---------------
selected by the Borrower, commencing on the date such Loan is made, continued or converted and ending on the last day of such period as selected by the Borrower. The Interest Period for each LIBOR Loan shall be one, three or six months; provided, however, that whenever the last day of such Interest
--------  -------

Period would otherwise occur on a day other than a Banking Day, the last day of such Interest Period shall occur on the next succeeding Banking Day; provided,
                                                                     --------
further, that if such extension of time would cause the last day of such
-------
Interest Period to occur in the next calendar month, the last day of such Interest Period shall occur on the next preceding Banking Day; and provided,
                                                                   --------
further, that if the first day of an Interest Period is the last Banking Day
-------
of a month or a day for which there is no numerically corresponding day in the appropriate subsequent calendar month, then such Interest Period shall end on the last Banking Day of the appropriate subsequent calendar month. The Borrower shall not select any Interest Period which extends beyond the Termination Date.

     "LIBOR" means the average (rounded upwards, if necessary, to the nearest
      -----
1/100th of 1% if not a multiple of 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in United States dollars for the relevant Interest Period and in an amount approximately equal to the Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Bank by prime banks in the London Eurodollar market, determined as of 11:00 a.m. London time (or as soon thereafter as practicable), two Banking Days prior to the beginning of the relevant Interest Period.

     "LIBOR Loans" means those Loans described in Section 2.1 hereof on which
      -----------
the Borrower shall pay interest at a rate based on the applicable LIBOR Rate.

     "LIBOR Rate" means a rate per annum equal to the quotient obtained (rounded
      ----------
upwards, if necessary, to the nearest 1/100th of 1% if not a multiple of 1/16/th/ of 1%) by dividing (a) the applicable LIBOR by (b) 1.00 minus the LIBOR Reserve Percentage.

     "LIBOR Reserve Percentage" means for any day that percentage (expressed as
      ------------------------
a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (as that term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time). The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

     "License" means any license, authorization, permit, consent, franchise,
      -------
ordinance, registration, certificate, agreement or other right filed with, granted by, or entered into by a Governmental Authority which permits or authorizes the acquisition, construction or operation of a telecommunications system or the provision of telecommunications services.

     "Licensing Authority" means a Governmental Authority which has granted or
      -------------------
issued a License.

     "Lien" as applied to the property of any Person means: (a) any mortgage,
      ----
lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent of any jurisdiction in respect of Indebtedness; and (d) in the case of securities or other equity interests, any purchase option, call or similar right of a third party with respect to such securities or other equity interests.

     "Loans" has the meaning assigned to it in Section 2.1(a).
      -----

     "Material Adverse Effect" means a material adverse effect upon or change in
      -----------------------
(a) the properties, assets, business, operations, financial condition or prospects of the Borrower, any of its Subsidiaries or Armstrong Holdings or on the ability of the Borrower, any such Subsidiary or Armstrong Holdings to conduct its business, (b) the ability of the Borrower, any of its Subsidiaries, Armstrong Holdings or any other party to a Collateral Document (other than the Bank) to perform its obligations hereunder or under any other Collateral Document to which it is a party, (c) the validity or enforceability of this Agreement, the Note or any other Collateral Document, or (d) the rights or remedies of the Bank under this Agreement, the Note or any other Collateral Document or at law or in equity.

     "Membership Agreement" means the First Amended and Restated Limited
      --------------------
Liability Company Agreement dated as of September 30, 1997, as amended, among the Borrower and its members.

     "Network" means the telecommunications network of the Borrower and its
      -------
Subsidiaries, including the switches, leased and owned fiber optic cable, electronic equipment and other real and tangible personal property used by the Borrower and its Subsidiaries in providing telecommunications services.

     "Note" has the meaning assigned to it in Section 2.3.
      ----

     "Obligations" means any obligation of the Borrower or any of its
      -----------
Subsidiaries (a) to pay to the Bank the principal of and interest on the Loans in accordance with the terms hereof and of the Note, including, without limitation, any interest accruing after the date of any filing by the Borrower or any Subsidiary of any petition in bankruptcy or the commencing of bankruptcy, insolvency or similar proceedings with respect to the Borrower or any of its Subsidiaries, regardless of whether such interest is allowable as a claim in any such proceeding; (b) in respect of any Rate Hedging Obligations owing to the Bank or any Affiliate of the Bank; (c) to pay, satisfy or perform any other liability or obligation to the Bank, or any Affiliate of the Bank, arising under this Agreement or any Collateral Document, whether now existing or hereafter incurred by reason of future advances or otherwise, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications or renewals thereof and substitutions therefor, and including without limitation all fees (including, without limitation, the Commitment

Fee), indemnification amounts, costs and expenses, including interest thereon and reasonable attorneys' fees, incurred by the Bank for the protection and preservation or enforcement of its rights and remedies arising hereunder or under the Collateral Documents; (d) to repay to the Bank all amounts advanced at any time by the Bank hereunder or under any Collateral Document, including, without limitation, advances for principal or interest payments to prior secured parties, mortgagees, lienors or other Persons, or for taxes, levies, insurance, rent or repairs to, or maintenance or storage of, any of the property of the Borrower or any of its Subsidiaries; (e) to perform any covenant or agreement made with the Bank pursuant to this Agreement or any Collateral Document; or (f) to take any other action in respect of any other liability of any nature of the Borrower or any of its Subsidiaries to the Bank under this Agreement or any Collateral Document.

     "Operating Agreement" means (a) any lease, license, permit, authorization,
      -------------------
consent or other agreement relating to the right of the Borrower or any of its Subsidiaries to use or employ communications transmission capacity in the operation or monitoring of the Network, (b) any agreement allowing the Borrower or any of its Subsidiaries to terminate or transit international telecommunications services in or to a particular foreign country or geographic area, including traditional operating agreements, transit arrangements, resale arrangements and alternative termination arrangements, (c) any customer agreement and (d) any other agreement relating to the operation or monitoring of the Network, the termination or adverse modification of any of which could reasonably be expected to have a Material Adverse Effect.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental
      ----
Authority at any time substituted therefor.

     "Pension Plan" means an employee pension benefit plan as defined in Section
      ------------
3(2) of ERISA which is subject to the provisions of Section 302 or Title IV of ERISA or Section 412 of the Code.

     "Permitted Lien" means any of the following Liens:
      --------------

          (a) Liens for taxes or assessments and similar charges, which are either not delinquent or being contested diligently and in good faith by appropriate proceedings, and (i) as to which the Borrower or its affected Subsidiary has set aside adequate reserves on its books and (ii) which do not entail any significant risk of loss, forfeiture, foreclosure or sale of the property subject thereto;

          (b) statutory Liens, such as mechanic's, materialman's, warehouseman's, landlord's, artisan's, workman's, contractor's, carrier's or other like Liens, (i) incurred in good faith in the ordinary course of business,
(ii) which are either not delinquent or are being contested diligently and in good faith by appropriate proceedings, (iii) as to which the Borrower or its affected Subsidiary has set aside adequate reserves upon its books or bonded satisfactorily to the Bank and (iv) which do not entail any significant risk of loss, forfeiture, foreclosure or sale of the property subject thereto;

          (c) encumbrances consisting of zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of real property or minor irregularities of title, provided that none
                                                              --------
of such encumbrances materially impairs the use or value of any property in the operation of the Borrower's or any of its Subsidiaries' business;

          (d) Liens securing Indebtedness arising under equipment financing agreements, capital leases or purchase money or conditional sale obligations so long as such Liens do not extend or apply to assets or property of the Borrower or any Subsidiary other than the assets or property acquired pursuant to the equipment financing agreement, capital lease or purchase money or conditional sale obligation;

          (e) Liens arising under or pursuant to this Agreement or any Collateral Document or otherwise securing any Obligation;

          (f) Liens in respect of judgments or awards with respect to which the Borrower or any of its Subsidiaries is, in good faith, prosecuting an appeal or proceeding for review and with respect to which a stay of execution upon such appeal or proceeding for review has been secured, and as to which judgments or awards the Borrower or such Subsidiary has established adequate reserves on its books or has bonded in a manner satisfactory to the Bank;

          (g) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

          (h) Liens granted to secure the performance of letters of credit, bids, tenders, contracts, leases, public or statutory obligations, surety, customs, appeal and performance bonds and other similar obligations to the extent permitted herein and not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of any property;

          (i) any other Liens to which the Bank has consented in writing; and

          (j) protective UCC-1 financing statements filed by lessors under leases not intended as security.

     "Person" shall include natural persons, corporations, business trusts,
      ------
associations, companies, limited liability companies, joint ventures and partnerships.

     "Plan" means any employee benefit plan, as defined under Section 3(3) of
      ----
ERISA, established or maintained by the Borrower, or any member of the Controlled Group or any such Plan to which the Borrower or any member of the Controlled Group is, or in the last six years was, required to contribute on behalf of its employees.

     "Possible Default" means an event, condition, situation or thing which
      ----------------
constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default.

     "Prepayment Premium" means, with respect to the prepayment or conversion of
      ------------------
any LIBOR Loan or any other receipt or recovery of any LIBOR Loan prior to the end of the applicable Interest Period, whether by voluntary prepayment, acceleration, conversion to a Base Rate Loan or otherwise, an amount equal to the sum of (a) the present value (discounted at the Discount Rate) of the product of (i) the excess, if any, of the LIBOR Rate applicable to such Loan pursuant to Section 3.1 hereof at the time of such prepayment or conversion on the principal amount so prepaid, converted or accelerated, as the case may be, over the Discount Rate, as determined by the Bank, multiplied by (ii) the principal amount so prepaid, converted or accelerated, as the case may be, multiplied by (iii) a fraction, the numerator of which is the number of days remaining in the related Interest Period and the denominator of which is 360 (taking into consideration the applicable compounding for the frequency of installment payments of the Loans being prepaid), plus (b) reasonable costs and expenses incurred by the Bank with respect to such prepayment.

     "PUC" shall mean any state or foreign regulatory agency or body that
      ---
exercises jurisdiction over the rates or services or the ownership, construction or operation of any portion of the Network, by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in said state or foreign jurisdiction.

     "Rate Hedging Obligations" means any and all obligations of the Borrower or
      ------------------------
any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect the Borrower from the fluctuations of interest rates, including interest rate exchange or swap agreements, interest rate cap or collar protection agreements, and interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "Receivables" means all of the Borrower's now owned or hereafter acquired
      -----------
or arising accounts, contract rights and other rights to receive payment for the provision of telecommunications services other than any of the foregoing owing to the Borrower by any of its Subsidiaries.

     "Regulatory Change" means the adoption of, or any change in, international,
      -----------------
federal, state or local treaties, laws, rules or regulations or the adoption of or change in any interpretations, guidelines, directives or requests of, or under, any international, federal, state or local treaties, laws, rules or regulations (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

     "Release" shall mean any release, spill, emission, leaking, pumping,
      -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

     "Reportable Event" means a reportable event as that term is defined in
      ----------------
Title IV of ERISA, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a
                                                             --------
failure to meet the minimum funding standard of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code).

     "Subsidiary" means each partnership, corporation or limited liability
      ----------
company, the majority of the outstanding partnership interests, capital stock, limited liability company interests or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned, directly or indirectly, at the time in question by the Borrower.

     "Tariff" means any schedule of rates, terms or conditions filed with a
      ------
Governmental Authority by the Borrower or any of its Subsidiaries relating to the services provided using the Network, including, but not limited to, carrier-to-carrier and carrier-to-customer contracts.

     "Termination Date" means May 23, 2000.
      ----------------

     1.2  Other Terms.  Except as otherwise specifically provided in this
          -----------
Agreement, each term not otherwise expressly defined herein which is defined in the Uniform Commercial Code, as amended (the "UCC"), as adopted in any applicable jurisdiction shall have the meaning assigned to it in the UCC in effect in such jurisdiction. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Schedules or Exhibits shall be deemed to be references to Sections of, and Schedules and Exhibits to, this Agreement unless the context shall otherwise require. Whenever any agreement, promissory note or other instrument or document is defined in this Agreement, such definition shall be deemed to mean and include, from and after the date of any amendment, restatement or modification thereof, such agreement, promissory note or other instrument or document as so amended, restated or modified. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural and vice versa. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     1.3  Accounting Provisions.  All accounting terms used in this Agreement
          ---------------------
which are not expressly defined herein shall have the respective meanings given to them in accordance with GAAP, all computations shall be made in accordance with GAAP, and all balance sheets and other financial statements shall be prepared in accordance with GAAP.

SECTION 2.     THE LOANS.

     2.1  The Commitment and the Loans.
          ----------------------------

          (a) Subject to the terms and conditions hereof, during the period from the Closing Date up to but not including the Termination Date, the Bank shall make loans to the Borrower in such amounts as the Borrower may from time to time request, but not exceeding in aggregate principal amount at any one time outstanding $35,000,000 (as such amount may be reduced from time to time, the "Commitment"). All amounts borrowed by the Borrower pursuant to this Section 2.1(a) may be referred to hereinafter collectively as the "Loans." The Loans may be comprised of Base Rate Loans or LIBOR Loans, as provided in Section 2.2.

          (b) Prior to the Termination Date, the Borrower may, at its option, from time to time prepay all or any portion of the Loans, subject to the provisions of Section 2.5, and, subject to the provisions of Sections 2.1(a), the Borrower may reborrow from time to time hereunder amounts so paid up to the amount of the Commitment in effect at the time of reborrowing. On the Termination Date, the Commitment shall terminate, no new Loans shall be made and all amounts outstanding or otherwise payable hereunder or under the Note or any other Collateral Document, together with interest accrued thereon, shall be due and payable.

     2.2  Making of the Loans.
          -------------------

          (a) Each Loan shall be made by the Bank in such amount as the Borrower shall request, provided that each borrowing shall be in an amount which is a
               --------
minimum of (a) $1,500,000, and integral multiples of $250,000 in excess thereof in respect of LIBOR Loans, and (b) $500,000 and integral multiples of $100,000 in excess thereof in respect of any Base Rate Loan or such lesser amount as may be equal to the then unused portion of the Commitment. The obligation of the Bank to make any Loan is conditioned upon (x) the fact that no Possible Default or Event of Default shall then exist or immediately after the making of such Loan would exist; (y) the fact that all of the Collateral Documents shall still be in full force and effect; and (z) the fact that the representations and warranties contained herein and in the Collateral Documents shall be true and correct in all material respects as if made on and as of the date of such borrowing, except to the extent that any thereof expressly relate to an earlier date.

          (b) Loans shall be effected at the principal banking office of the Bank in Cleveland, Ohio, and shall be made at such times as the Borrower may request by notice to the Bank no later than 11:00 A.M. Cleveland, Ohio time (A) three Banking Days prior to the date of a requested LIBOR Loan and (B) one Banking Day prior to the date of a requested Base Rate Loan. Such notices shall be in writing, or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as the telephone request, and shall specify the proposed date and the amount of the requested Loan, whether it is to bear interest initially based upon the Base Rate or the LIBOR Rate, and the Interest Period thereof, if applicable. The Bank shall be entitled to rely on any such telephonic communication regardless of whether it is subsequently confirmed in writing.

          (c) At the Borrower's election pursuant to notice given to the Bank not later than 11:00 A.M. Cleveland, Ohio time three Banking Days prior to such conversion or continuation, any Base Rate Loan may be converted to, or any LIBOR Loan may be continued as, a LIBOR Loan as requested by the Borrower; provided,
                                                                     --------
however, that each conversion shall be in an amount which is a minimum of
-------
$1,500,000, and integral multiples of $250,000 in excess thereof; and provided,
                                                                      --------
further, that no Loan may be continued as or converted to a LIBOR Loan at any
-------
time that an Event of Default or Possible Default exists. If the Borrower has not delivered to the Bank such notice with respect to any terminating Interest Period at least three Banking Days prior to the end of such Interest Period, the affected LIBOR Loan shall convert to a Base Rate Loan at the end of such Interest Period and thereafter bear interest at the Base Rate plus 0.50%. In no event shall the Borrower have more than four LIBOR Loans outstanding at any time. In no event shall the Borrower be entitled to borrow more than twice in any calendar month.

     2.3  The Note. All Loans shall be evidenced by a promissory note payable to
          --------
the order of the Bank substantially in the form attached hereto as Exhibit A to
                                                                   ---------
be duly executed and delivered by the Borrower at or prior to the Closing in the aggregate principal amount of the Commitment (the "Note"). The Bank may, and is hereby authorized by the Borrower to, set forth on the schedules attached to the Note, or in other comparable records maintained by it, the amount of each Loan, all payments and prepayments of principal and interest received, the current outstanding principal balance, and other appropriate information. The aggregate unpaid amount of any Loan set forth in any records maintained by the Bank with respect to the Note shall be presumptive evidence of the principal amount owing and unpaid on the Note. Failure of the Bank to record the principal amount of any Loan on the schedules attached to the Note shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Note to repay the principal amount of such Loan and all interest accruing thereon.

     2.4  Fees.
          ----

          (a) Commitment Fees.  The Borrower shall pay to the Bank a
              ---------------
non-refundable commitment fee (the "Commitment Fee") of 3/8% per annum (based on a year having 360 days and actual days elapsed) on the aggregate average daily undisbursed amount of the Commitment. The Commitment Fee shall (i) commence to accrue as of the date hereof and continue for each day to and including the Termination Date, (ii) be in addition to any other fees required by the terms and conditions of this Agreement, and (iii) be payable monthly in arrears on the last day of each month and on the Termination Date.

          (b) Origination Fee.  The Borrower shall pay to the Bank a
              ---------------
non-refundable origination fee in the amount of $35,000 on or prior to the date of execution of this Agreement.

     2.5  Prepayment.  By notice to the Bank (which shall be in writing or by
          ----------
telephonic communication confirmed by telecopy or other facsimile transmission on the same day as such telephone notice) no later than 11:00 A.M. Cleveland, Ohio time on the Banking Day prior to such prepayment (with respect to any Base Rate Loan) or on the third Banking Day prior to such prepayment (with respect to any LIBOR Loan), the Borrower may, at its option, prepay the Loans in whole at any time or in part from time to time without penalty or premium; provided,
                                                                  --------
however, that each partial prepayment (i) of a Base Rate Loan shall be in the
-------
aggregate principal amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof and (ii) of a LIBOR Loan shall be in the aggregate principal amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof. All accrued interest on the amount prepaid shall be paid with the prepayment. The Borrower shall pay to the Bank the applicable Prepayment Premium upon any such prepayment (whether voluntary or involuntary) of any LIBOR Loan not made on the last day of the applicable Interest Period. All prepayments made pursuant to this Section 2.5 shall be applied first to accrued interest in accordance with the Bank's standard operating procedures and then to the principal outstanding under the Loans. For purposes of the calculation of interest and the determination of whether any Prepayment Premium is due in connection with any such prepayment, such principal prepayments shall be applied first to the Base Rate Loans and then to the LIBOR Loans with the shortest remaining Interest Periods.

     2.6  Reserves or Deposit Requirements, Etc. If at any time any Regulatory
          -------------------------------------
Change (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) shall impose any reserve or special deposit requirement (other than reserves included in the LIBOR Reserve Percentage, the effect of which is reflected in the interest rate of any LIBOR Loan) against assets held by, or deposits in or for the amount of any loans by, the Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Bank of taking or maintaining hereunder any LIBOR Loan or to reduce the amount of principal, interest or fees received by the Bank with respect to any such Loan, then the Bank shall notify the Borrower of such occurrence. Thereafter, upon demand by the Bank the Borrower shall pay to the Bank additional amounts sufficient to compensate and indemnify the Bank for such increased cost or reduced amount. A statement as to the increased cost or reduced amount as a result of any event mentioned in this Section shall be submitted by the Bank to the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

     2.7  Tax Law, Increased Costs, Etc. If the Bank shall, with respect to this
          -----------------------------
Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the net income of the Bank and other than changes in franchise taxes), and if any such measure or any other similar measure shall result in an increase in the costs to the Bank of making or maintaining any LIBOR Loan or in a reduction in the amount of principal or interest ultimately receivable by the Bank in respect of such LIBOR Loan, then the Bank shall notify the Borrower stating the reasons therefor. The Borrower shall thereafter pay to the Bank within ten days after written demand such additional amounts as will compensate the Bank for such increased cost or reduced amount. A statement as to any such increased cost or reduced amount shall be submitted by the Bank to the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

     2.8  Eurodollar Deposits Unavailable or Interest Rate Unascertainable. If
          ----------------------------------------------------------------
the Bank determines that dollar deposits of the relevant amount for the relevant Interest Period are not available to it in the applicable Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, or that the LIBOR Rate does not adequately reflect the cost to the Bank of making such LIBOR Loan, as the case may be, the Bank shall promptly give notice of such determination to the Borrower and any request for a new LIBOR Loan or notice of conversion of an existing Loan to a LIBOR Loan given thereafter or previously given by the Borrower and not yet converted shall be deemed a notice to make a Base Rate Loan.

     2.9  Changes in Law Rendering LIBOR Loans Unlawful. If at any time any
          ---------------------------------------------
Regulatory Change shall make it unlawful for the Bank to fund any LIBOR Loan which it has committed to make hereunder with moneys obtained in the applicable Eurodollar market, the Bank shall notify the Borrower, and the obligation of the Bank to fund such Loan shall, upon the happening of such event, forthwith be suspended for the duration of such illegality. If any such change makes it unlawful for the Bank to continue in effect the funding in the applicable Eurodollar market of any LIBOR Loan previously made by it hereunder, the Bank shall, upon the happening of such event, notify the Borrower thereof in writing stating the reasons therefor, and the Borrower shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such Regulatory Change on such date as shall be specified in such notice, either convert all such Loans to Base Rate Loans or prepay all such Loans in full.

     2.10 Funding. The Bank may, but shall not be required to, make LIBOR
          -------
Loans hereunder with funds obtained outside the United States.

     2.11 Indemnity. Without prejudice to any other provisions of Sections 2.6
          ---------
through Section 2.10, the Borrower hereby agrees to indemnify the Bank against any loss or reasonable expense (excluding lost profits) which it may sustain or incur as a consequence of the Borrower's failure to borrow any LIBOR Loan requested pursuant to this Agreement or any default by the Borrower in payment when due of any amount due hereunder in respect of any LIBOR Loan or any prepayment or conversion by the Borrower of a LIBOR Loan prior to the end of its Interest Period, whether voluntarily or as required pursuant to the terms hereof, including, but not limited to, any premium or penalty actually incurred by the Bank in respect of funds borrowed by it for the purpose of making or maintaining such Loan, as determined by the Bank. A statement as to any such loss or expense shall be submitted by the Bank to the Borrower for payment under the aforesaid indemnification, which statement shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

     2.12 Capital Adequacy. If the Bank shall determine that any Regulatory
          ----------------
Change regarding capital adequacy or compliance by the Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has the effect of reducing the rate of return on the Bank's capital (or on the capital of the Bank's holding company) as a consequence of its obligations hereunder to a level below that which the Bank (or its holding company) could have achieved but for such Regulatory Change or compliance (taking into consideration the Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount which the Bank deems to be material, then from time to time, within fifteen days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank (or its holding company) for such reduction. The Bank will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the Bank, be otherwise disadvantageous to the Bank. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods. Failure on the part of the Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of the Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to the Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.

     2.13 Taxes.  Without duplication of any other Section of this Agreement,
          -----
all sums payable by the Borrower hereunder or under the Note, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, free of any deductions or withholdings for any and all present and future taxes, levies, imposts, stamps, duties, fees, assessments, deductions, withholdings and other governmental charges and all liabilities with respect thereto (other than any tax imposed upon the net income of the Bank and other than changes in franchise taxes) (collectively referred to as "Taxes"). If the Borrower is prohibited by
                                     -----
law from making payments hereunder or under the Note free of such deductions or withholdings, then the Borrower shall pay such additional amount as may be necessary in order that the actual amount received by the Bank after such deduction or withholding shall equal the full amount stated to be payable hereunder or under the Note. The Borrower shall pay directly to all appropriate taxing authorities any and all present and future Taxes, and all liabilities with respect thereto imposed by law or by any taxing authority on or with regard to any aspect of the transactions contemplated by this Agreement or the execution and delivery of this Agreement or the Note, except for any Taxes or other liabilities that the Borrower is contesting in good faith by appropriate proceedings, provided that the Borrower hereby indemnifies the Bank and holds it
             --------
harmless from and against any and all liabilities, fees or additional expense with respect to or resulting from any delay in paying, or omission to pay, Taxes. Within thirty days after the payment by the Borrower of any Taxes, upon request of the Bank, the Borrower shall furnish the Bank with the original or a certified copy of the receipt evidencing payment thereof, together with any other information the Bank may require to establish to its satisfaction that full and timely payment of such Taxes has been made. The Bank shall notify the Borrower of any payment of Taxes required or requested of it and shall give due consideration to any advice or recommendation given in response thereto by the Borrower, and upon notice from the Bank that Taxes or any liability relating thereto (including penalties and interest) have been paid, the Borrower shall pay or reimburse the Bank therefor within ten days of such notice. The foregoing to the contrary notwithstanding, in no event shall the Bank receive any amount pursuant to this Section in excess of the amount required to be paid by it in respect of any Taxes. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of principal and interest hereunder and under the Note.

SECTION 3.     INTEREST; PAYMENTS.

     3.1  Interest.
          --------

            (a) Subject to Section 3.1(b), Base Rate Loans shall bear interest at the Base Rate plus 0.50% per annum, and LIBOR Loans shall bear interest at the LIBOR Rate plus 1.75% per annum.

            (b) Upon the occurrence of any Event of Default, the entire outstanding principal amount of each Loan and (to the extent permitted by law) unpaid interest thereon and all other amounts due hereunder shall bear interest, from the date of occurrence of such Event of Default until the earlier of the date such Loan is paid in full and the date on which such Event of Default is cured or waived in writing, at the Default Interest Rate which shall be payable upon demand.

            (c) Interest accrued on each Base Rate Loan shall be computed on a 365 day year basis calculated for the actual number of days elapsed and shall be paid monthly in arrears on the last day of each month after the date hereof until such Loan is paid in full and on the date such Loan is paid in full. Interest accrued on each LIBOR Loan shall be computed on a 360 day year basis calculated for the actual number of days elapsed and shall be paid monthly in arrears on the last day of each month after the date hereof until such Loan is paid in full and on the date such Loan is paid in full.

            (d) The rate of interest payable on the Note from time to time shall in no event exceed the maximum rate, if any, permissible under applicable law. If the rate of interest payable on the Note is ever reduced as a result of the preceding sentence and any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided for on the Note, then the rate provided for on the Note shall be increased to the maximum rate permitted by applicable law for such period as is required so that the total amount of interest received by the holder of the Note is that which would have been received by such holder but for the operation of the preceding sentence.

     3.2  Manner of Payments.
          ------------------

            (a) Prior to the end of each month, the Bank shall render a statement to the Borrower of all amounts due to the Bank for principal, interest and fees hereunder. All amounts listed on each such statement shall be due and payable on the last day of the month in respect of which such statement was sent. As to all other Obligations which become due and payable other than on a fixed date by their terms, the Bank shall advise the Borrower by a written statement that they are due and payable, and the Borrower shall pay the same within five days of receipt of such statement. Any failure by the Bank to render any such statement or give any such advice shall in no way relieve the Borrower of any liability for or obligation to pay any amount due and payable hereunder.

            (b) Whenever any payment to be made hereunder, including without limitation any payment to be made on the Note, shall be stated to be due on a day which is not a Banking

Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in each case be included in the computation of the interest payable on the Note.

            (c) Unless otherwise provided in this Agreement, all payments or prepayments made or due hereunder or under the Note shall be made in immediately available funds by federal funds wire transfer, and without setoff, deduction or counterclaim, to the Bank prior to 11:00 A.M., Cleveland, Ohio time, on the date when due, at its offices at 127 Public Square, Cleveland, Ohio 44114, or at such other place as may be designated by the Bank. Funds received after 1:00 P.M., Cleveland time, shall be deemed to have been received on the next Banking Day.

SECTION 4.     CLOSING.

     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Dow, Lohnes & Albertson, PLLC, at 1200 New Hampshire Ave., N.W., Washington, D.C. 20036 on or about May 24, 1999, or such other date (the "Closing Date") and place as to which the parties may agree. Subject to the terms and conditions hereof, upon the fulfillment or waiver in writing of all the conditions precedent set out in Section 6 below, and the delivery to the Bank of the Note, the Bank shall make such Loans as the Borrower may request.

SECTION 5.       REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

     To induce the Bank to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants as follows:

     5.1  Organization and Powers.
          -----------------------

            (a) The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower is duly qualified or registered to conduct business and in good standing under the laws of each other jurisdiction in which the character of its business or the ownership of its assets makes such qualification or registration necessary, except where failure to so qualify or register could not reasonably be expected to have a Material Adverse Effect. The Borrower has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, and to enter into and perform this Agreement, the Collateral Documents to which it is a party and all other documents to be executed by it in connection with the transactions contemplated hereby and thereby.

          (b) Each Subsidiary of the Borrower is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing under the laws of each other jurisdiction in which the character of its business or the ownership of its assets makes such qualification or registration necessary, except where failure to so qualify or register could not reasonably be expected to have a Material Adverse Effect. Each Subsidiary has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into and perform the Collateral Documents to which it is a party and all other documents to be executed by it in connection with the transactions contemplated hereby and thereby and to carry out the terms hereof and thereof.

     5.2  Authorization.  All necessary actions on the part of the Borrower and
          -------------
its members to authorize the execution and delivery of this Agreement and the Collateral Documents and the performance of the obligations of the Borrower herein and therein have been taken. This Agreement and each Collateral Document have been duly authorized, executed and delivered by the Borrower and are valid and legally binding upon the Borrower and enforceable in accordance with their respective terms, except to the extent that the enforceability hereof and thereof may be limited by bankruptcy, insolvency or like laws affecting creditors rights generally and by the application of general equitable principles.

     5.3  Financial Statements.  Exhibit B attached hereto contains (a) the
          --------------------   ---------
audited consolidated financial statements of Facilicom International for the fiscal year ended September 30, 1998, (b) the unaudited consolidated financial statements of Facilicom International as of March 31, 1999, and for the six month period then ended, (c) the unaudited financial statement of the Borrower for the fiscal year ended September 30, 1998, and (d) the unaudited financial statements of the Borrower as of March 31, 1999, and for the six month period then ended (the "Financial Statements"). The Financial Statements are true and complete in all material respects (including, without limitation, a disclosure of all material contingent liabilities) and present fairly the financial condition and results of operations of Facilicom International, the Borrower and its Subsidiaries, as the case may be, as of the dates and for the periods indicated and have been prepared in accordance with GAAP consistently applied, subject in the case of statements for interim periods to normal year-end adjustments and the absence of footnotes.

     5.4  Projections.  Exhibit C attached hereto contains the Borrower's
          -----------   ---------
projections for the fiscal years 1999 and 2000. Such projections were prepared by the Borrower in good faith on the basis of assumptions the Borrower believes were reasonable in light of the conditions existing at the time of preparation thereof and remain reasonable as of the date hereof, and as of the date hereof there are no facts which are known to the Borrower which the Borrower believes would cause a material adverse change in such projections.

     5.5  Capitalization of the Borrower.  As of the date hereof, Armstrong
          ------------------------------
Holdings owns beneficially and of record 84.01% of the outstanding capital stock of Facilicom International, and Facilicom International owns beneficially and of record all of the membership interests in the Borrower. All of the issued and outstanding membership interests, capital stock and other equity interests of the Borrower and the Subsidiaries have been duly and validly issued and are fully paid and nonassessable. All of the issued and outstanding membership interests, capital stock and other equity interests of the Borrower and the Subsidiaries are free and clear of any Lien, charge, encumbrance or right or option to purchase, except for certain restrictions set forth in the Membership Agreement. None of the membership interests, capital stock or other equity interests of the Borrower or any Subsidiary has been issued in violation of the Securities Act of 1933, as amended, or the securities or "Blue Sky" or any other applicable laws, rules or regulations of any applicable jurisdiction.

     5.6  Title to Properties; Patents, Trademarks, Etc.  The Borrower and each
          ----------------------------------------------
of its Subsidiaries have good and marketable title to all of their assets, whether real or personal, tangible or intangible, free and clear of any Liens or adverse claims, except Permitted Liens. The Borrower and each of its Subsidiaries own or possess the valid right to use all the patents, patent applications, patent and know-how licenses, inventions, technology, permits, trademark registrations and applications, trademarks, service marks, trade names, copyrights, product designs, applications, formulae, processes, circulation, and other subscriber lists, industrial property rights and licenses and rights in respect of the foregoing used or necessary for the conduct of its business (collectively, "proprietary rights"). The Borrower is not aware of any existing or threatened infringement or misappropriation of (a) any such proprietary rights of others by the Borrower or any of its Subsidiaries or (b) any proprietary rights of the Borrower or any of its Subsidiaries by others.

     5.7  Litigation; Proceedings.  Except as disclosed on Exhibit D attached
          -----------------------                          ---------
hereto, there is no action, suit, complaint, proceeding, inquiry or investigation at law or in equity, or by or before any court or governmental instrumentality or agency, nor any order (including, without limitation, any order to show cause or order of forfeiture and any Environmental Claim), decree or judgment in effect, pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower, any of its Subsidiaries or any of their respective businesses, properties or rights which could reasonably be expected to have a Material Adverse Effect. No Person has filed or, to the best of the Borrower's knowledge, threatened to file, any material competing application, petition to deny or other opposition against any application, including any renewal application, filed or to be filed by the Borrower or any of its Subsidiaries.

     5.8  Taxes.  All material Federal, state, local and foreign tax returns,
          -----
reports and statements (including, without limitation, those relating to income taxes, withholding, social security and unemployment taxes, sales and use taxes, and franchise taxes) required to be filed by the Borrower or any of its Subsidiaries have been properly filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, which returns, reports and statements are complete and accurate in all material respects, and all material taxes and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings. As of the Closing Date, neither the Borrower nor any of its Subsidiaries has filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending or having the effect of extending the period for assessment or collection of any Federal, state, local or foreign taxes or other impositions. All material tax deficiencies asserted or assessments made as a result of any examinations conducted by the Internal Revenue Service or any other Governmental Authority relating to the Borrower or any of its Subsidiaries have been fully paid or are being contested in accordance with the provisions of
Section 7.4. Proper and accurate amounts have been withheld by the Borrower and its Subsidiaries from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable Federal, state, local and foreign law. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.9  Absence of Conflicts.  The execution, delivery and performance of this
          --------------------
Agreement and the Collateral Documents and all actions and transactions contemplated hereby and thereby will not (a) violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under (i) any provision of the Membership Agreement or the Articles or Certificate of Incorporation or By-Laws or any shareholders agreement or other organizational document of the Borrower or any of its Subsidiaries, (ii) any arbitration award or any order of any court or of any other governmental agency or authority binding on the Borrower or any of its Subsidiaries, (iii) any License of the Borrower or of any of its Subsidiaries or under which the Borrower or any of its Subsidiaries operates, (iv) any applicable law, rule, order or regulation (including, without limitation, (A) the Communications Act of 1934, as amended, (B) any law, rule, regulation or policy of the FCC, any PUC or any other Licensing Authority or (C) Regulations T, U or X of the Board of Governors of the Federal Reserve System) or (v) any Operating Agreement, credit or financing agreement or other material agreement, instrument or document relating to the business of the Borrower or any Subsidiary or to which the Borrower or any of its Subsidiaries is a party, or by which the Borrower or any of its Subsidiaries or any of their respective properties is bound, or (b) result in the creation or imposition of any Lien of any nature whatsoever, other than those Liens arising hereunder or under the Collateral Documents, upon any of the properties of the Borrower or any of its Subsidiaries.

     5.10 Indebtedness.  As of the Closing Date, the Borrower and the
          ------------
Subsidiaries have no Indebtedness of any nature, whether due or to become due, absolute, contingent or otherwise, including Indebtedness for taxes and any interest or penalties relating thereto, which exceeds in the aggregate, $250,000, except (a) the liability to pay legal and accounting fees and reasonable closing expenses in connection with this Agreement, (b) the Obligations, (c) Indebtedness incurred in the ordinary course of business and not for borrowed money since March 31, 1999, and (d) as disclosed in the Financial Statements.

     5.11 Compliance.  Neither the Borrower nor any of its Subsidiaries, nor the
          ----------
construction, ownership or operation of the Network, is in violation of the Membership Agreement or its Articles or Certificate of Incorporation, its By-laws, or in material violation of any License or any statute, ordinance, law, treaty, rule, regulation or order of any foreign Governmental Authority or of the United States of America or the FCC (including, without limitation, applicable federal laws and the rules, regulation, policies and orders of the FCC relating to foreign ownership restrictions), any PUC or any other federal, state, county, municipal or other statute, ordinance, law, rule, regulation or order of any federal, state, county, municipal or other governmental agency or authority applicable to the Borrower or any of its Subsidiaries, their properties, the ownership, construction or operation of the Network or the conduct of their respective businesses. Neither the Borrower nor any of its Subsidiaries, nor the ownership, construction or operation of the Network, is in material violation or has breached in any material respect any indenture, License, Operating Agreement, Tariff, note, lease or other agreement, instrument or document to which it is a party or by which it is bound, nor does there exist any material default, or any event or condition which, upon notice or lapse of time, or both, would become a material default, under any such indenture, License, Operating Agreement, Tariff, note, lease, or other agreement, instrument or document. The Borrower and each of its

Subsidiaries have the legal right and authority to conduct their respective businesses as now conducted or proposed to be conducted.

       5.12 Statements Not Misleading.  No statement, representation or
            -------------------------
warranty made by the Borrower in or pursuant to this Agreement or the Exhibits attached hereto or any of the Collateral Documents contains any untrue statement of a material fact, nor omits to state a material fact necessary to make such statement not misleading in light of the circumstances under which such statement was made, or otherwise violates any federal or state securities laws, rules or regulations. There is no fact known to the Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect.

     5.13 Consents or Approvals.  No consent, approval or authorization of, or
          ---------------------
filing, registration or qualification with, any Governmental Authority or any other Person (including, without limitation, the FCC, any PUC and any other Licensing Authority) is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution, delivery or performance of this Agreement or any of the Collateral Documents, including without limitation, in connection with the granting of Liens in the Receivables, which has not already been obtained or completed, except for the filing of financing statements and other actions expressly required to be taken pursuant to the Collateral Documents.

     5.14 Employee Benefit Plans.  Neither the Borrower nor any member of the
          ----------------------
Controlled Group has or will have any liability, or reasonably anticipates any liability, of any kind (including any withdrawal liability under Section 4201 of ERISA) in excess, in the aggregate, of $25,000, to or in respect of any Plan or Benefit Arrangement. With respect to the Plans and Benefit Arrangements maintained by the Borrower or any member of the Controlled Group: (a) each Plan that is intended to be qualified under Code Section 401(a) is so qualified and has been so qualified since its adoption, and each trust forming a part thereof is exempt from tax under Code Section 501(a); (b) each Plan complies in all material respects with all applicable requirements of law, has been administered in accordance with its terms and all required contributions have been made; (c) neither the Borrower nor any member of the Controlled Group knows or has reason to know that the Borrower or any member of the Controlled Group has engaged in a transaction which would subject it to any material tax, penalty or liability under ERISA or the Code for any prohibited transaction; (d) no Plan is subject to the minimum funding requirements under ERISA Section 302 or Code Section 412, is a multiemployer plan (as defined in ERISA Section 4001(a)(3)), is a defined benefit plan (as defined under ERISA Section 3(35) or Code Section 414(j)), or is a multiple employer plan (as defined in ERISA Section 4063). No Plan or Benefit Arrangement maintained by the Borrower or any member of the Controlled Group is a multiple employer welfare arrangement (as defined in ERISA Section 3(40)).

     5.15 Licenses, Tariffs and Operating Agreements.   The Borrower and each of
          ------------------------------------------
its Subsidiaries has all of the Licenses, Tariffs and Operating Agreements which are necessary for the lawful ownership, construction and operation of the Network and the business of the Borrower and its Subsidiaries in the manner and to the full extent they are owned, constructed or operated. All such Licenses have been issued in compliance with all applicable laws and regulations, are legally binding and enforceable in accordance with their terms and are in good standing. The Borrower knows of no facts or conditions which would constitute grounds for any Licensing Authority to deny any pending application for a License, to suspend, revoke, materially adversely modify, designate for a hearing, annul, fail to renew on or before its renewal date, or renew for less than a full license period any License or to impose a material financial penalty on the Borrower or any of its Subsidiaries.

     5.16 Material Restrictions.  Neither the Borrower nor any of its
          ---------------------
Subsidiaries is a party to any agreement or other instrument or subject to any other restriction which has had or could reasonably be expected to have a Material Adverse Effect.

     5.17 Investment Company Act.  The Borrower (a) is not an investment
          ----------------------
company as that term is defined in the Investment Company Act of 1940, as amended, (b) does not directly or indirectly control, and is not directly or indirectly controlled by, a company which is an investment company as that term is defined in such act and (c) is not otherwise subject to regulation under such act.

     5.18 Absence of Material Adverse Effect.  No Material Adverse Effect has
          ----------------------------------
occurred since September 30, 1998.

     5.19 Defaults.  No Possible Default or Event of Default now exists or will
          --------
exist upon the making of any Loan.

     5.20 Securities Laws.  No proceeds of any Loan will be used by the
          ---------------
Borrower or any of its Subsidiaries to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended. Neither the registration of any security under the Securities Act of 1933, as amended, or the securities laws of any state, nor the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended, is required in connection with the consummation of this Agreement or the execution and delivery of the Note.

     5.21 Insurance.  All policies of insurance of any kind or nature owned by
          ---------
or issued to the Borrower or any of its Subsidiaries are in compliance with the requirements of Section 7.3 and are in full force and effect. In the past three years neither the Borrower nor any of its Subsidiaries has been refused insurance for which it applied or had any policy of insurance terminated (except at its own request).

     5.22 Labor Matters.  There are no material strikes, unfair labor practice
          -------------
charges or other material labor disputes or grievances pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries or the Network. The Borrower has not received any written complaints or knowledge of any threatened complaints, nor to the best of the Borrower's knowledge, are any such complaints on file with any Federal, state or local governmental agency, alleging employment discrimination by the Borrower or any of its Subsidiaries or in connection with the Network. All payments due under any collective bargaining agreement to which the Borrower or any of its Subsidiaries is a party have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.

     5.23 Environmental Compliance.  To the best of the Borrower's knowledge,
          ------------------------
the Borrower and each of its Subsidiaries have obtained all material permits, licenses and other authorizations which are required under all Environmental Laws, and the Borrower and each of its Subsidiaries are in material compliance with all terms and conditions of all such permits, licenses and authorizations and are also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, including, without limitation, all Environmental Laws in all jurisdictions in which any portion of the Network is located or in which the Borrower or such Subsidiary owns or operates a facility or site or arranges or has arranged for disposal or treatment of Hazardous Materials, solid waste or other wastes, accepts or has accepted for transport any Hazardous Materials, solid waste or other wastes or holds or has held any interest in real property or otherwise.

     5.24 Solvency.  The Borrower has received, or has the right hereunder to
          --------
receive, consideration which is the reasonably equivalent value of the obligations and liabilities that the Borrower has incurred to the Bank. The Borrower is not insolvent as defined in Section 101 of Title 11 of the United States Code or any applicable state insolvency statute, nor, after giving effect to the consummation of the transactions contemplated herein, will the Borrower be rendered insolvent by the execution and delivery of this Agreement, the Note or the Collateral Documents to the Bank. The Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to the Bank incurred hereunder. The Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

     5.25 Year 2000.  The Borrower is taking such actions and devoting such
          ---------
resources that, in the good faith exercise of its business judgment, it believes to be reasonably necessary to permit the proper functioning, in and following the year 2000, of the computer systems of the Borrower and its Subsidiaries and equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Borrower or its Subsidiaries interface). The Borrower believes that the cost to the Borrower and its Subsidiaries of such actions and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in an Event of Default or have a material adverse effect on the Borrower. The Borrower believes that, subject to completion of the actions referred to above, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrower and its Subsidiaries to conduct their businesses without material adverse effect.

SECTION 6.     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BANK.

     The obligations of the Bank to make any Loan and the performance by the Bank of the other actions to be taken by it on or after the Closing Date are subject to the fulfillment or waiver in writing of each of the following conditions precedent.

     6.1  Compliance.  All of the representations and warranties of the Borrower
          ----------
and Armstrong Holdings herein and in the Collateral Documents shall be true and correct on and as of the Closing Date and the date of any subsequent Loan, as if made on and as of such date and time, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date. The Borrower shall have performed and shall be in compliance with all the applicable terms and provisions of this Agreement and the Collateral Documents and no Possible Default or Event of Default shall have occurred and be continuing, on and as of the Closing Date and the date of any subsequent Loan, or after giving effect to the making of any such Loan. On the Closing Date, the Borrower shall deliver to the Bank a certificate, dated as of the Closing Date and signed by an executive officer of the Borrower certifying compliance with the conditions of this Section 6.1. Each request by the Borrower for a Loan shall, in and of itself, constitute a representation and warranty that the Borrower, as of the date of such Loan, is in compliance with this Section.

     6.2  Borrower Security Agreement.  The Borrower shall have executed and
          ---------------------------
delivered to the Bank a Security Agreement in form and substance satisfactory to the Bank (the "Borrower Security Agreement"), granting to the Bank, a first priority security interest (subject only to Permitted Liens) in all of the Borrower's Receivables which have a situs in the United States. The Borrower Security Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

     6.3  Armstrong Guaranty .  Armstrong Holdings shall have executed and
          -------------------
delivered to the Bank a guaranty (the "Armstrong Guaranty"), in form and substance satisfactory to the Bank, of all of the Borrower's Obligations hereunder, under the Notes and under each Collateral Document.

     6.4  Financing Statements.  Any financing statements required by the
          --------------------
Borrower Security Agreement shall have been filed for record with the appropriate governmental authorities.

     6.5  Opinion of Counsel.  On the Closing Date, the Bank shall have received
          ------------------
the favorable written opinion of special counsel to the Borrower and Armstrong Holdings, dated the Closing Date, addressed to the Bank and in form and substance satisfactory to the Bank.

     6.6  Financial Information.
          ---------------------

            (a) Unaudited Financial Statements of Armstrong Holdings.  The
                ----------------------------------------------------
Borrower shall have delivered to the Bank on or prior to the Closing Date unaudited unconsolidated financial statements of Armstrong Holdings, including a balance sheet and an income and expense statement, (i) as of September 30, 1998, and for the twelve month period then ended and (ii) as of April 30, 1999, and for the seven month period then ended, which shall be satisfactory to the Bank.

     (b)  Tax Return.  The Borrower shall have delivered to the Bank on or prior
          ----------
to the Closing Date the IRS Form 1120 of Armstrong Holdings, for the fiscal year ended September 30, 1997, including the consolidating income statement for such fiscal year and the consolidating balance sheet as of the end of such fiscal year, but without any other attachments or schedules.

     (c)  Solvency Certificate.  On the Closing Date, the Borrower shall have
          --------------------
delivered to the Bank a solvency certificate in form and substance satisfactory to the Bank executed by the chief financial officer of the Borrower.

     6.7  Due Diligence.  The Bank and its counsel shall have conducted a due
          -------------
diligence investigation of the Borrower and its Subsidiaries, and the results of such investigation shall have been satisfactory to the Bank in all respects.

     6.8  Borrowing Request.  On the date of each Loan, the Borrower shall have
          -----------------
delivered to the Bank a borrowing request for such Loan in form and substance satisfactory to the Bank, setting forth the application of the proceeds of such Loan, evidence that such application is permitted pursuant to Section 7.1, and showing the recipient, the amount of the payment and the wire transfer instructions.

     6.9  Insurance Certificates.  On the Closing Date, the Borrower shall have
          ----------------------
furnished to the Bank certificates of insurance together with copies, if requested by the Bank, of all policies or other satisfactory evidence that the insurance required by Section 7.3 is in full force and effect.

     6.10 Organizational Documents.  On the Closing Date, the Borrower shall
          ------------------------
have delivered to the Bank the following:

          (a) certificates of good standing for each of the Borrower and Armstrong Holdings from the Secretaries of State of the states of their respective organization or incorporation, in each case dated as of a date as near to the Closing Date as practicable;

          (b) a certificate signed by the Secretary or Assistant Secretary of the Borrower, dated as of the Closing Date, certifying that attached thereto are true and complete copies of (i) the Membership Agreement and (ii) resolutions adopted by Facilicom International, as the sole member of the Borrower, authorizing the execution, delivery and performance of this Agreement, the Collateral Documents and the Obligations;

          (c) a certificate signed by the Secretary or Assistant Secretary of Armstrong Holdings, dated as of the Closing Date, certifying that attached thereto are true and complete copies of (i) the certificate of incorporation and by-laws of Armstrong Holdings, and (ii) resolutions adopted by the board of directors of Armstrong Holdings authorizing the execution, delivery and performance of the Armstrong Guaranty;

          (d) incumbency certificates for the Borrower and Armstrong Holdings;
and

          (e) such other documents as the Bank may reasonably request in connection with the proceedings taken by the Borrower or Armstrong Holdings authorizing this Agreement and the Collateral Documents.

     6.11 Lien Searches, Consents and Releases of Liens.  The Bank shall have
          ---------------------------------------------
received: (a) certified copies of UCC, judgment and tax lien search reports for each jurisdiction in which any of the Receivables are located listing all effective financing statements and other Liens on any of the Receivables, (b) consents to the granting of Liens in all agreements pursuant to which Receivables will be generated, which by their terms require such consent, and
(c) releases of any existing Liens encumbering the Receivables or any such agreements, except for Permitted Liens.

     6.12 No Order, Judgment or Decree.  No order, judgment or decree of any
          ----------------------------
court, arbitrator or other Governmental Authority shall purport to enjoin or restrain the Bank from making the Loans.

     6.13 No Material Adverse Effect.  There shall have occurred no Material
          --------------------------
Adverse Effect since September 30, 1998.

     6.14 Fees and Expenses.  The Borrower shall have paid all fees, expenses
          -----------------
and other amounts then due pursuant hereto.

     6.15 Legal Approval.  All legal matters incident to this Agreement and the
          --------------
consummation of the transactions contemplated hereby shall be satisfactory to Dow, Lohnes & Albertson, PLLC, special counsel to the Bank.

     6.16 Other Documents.  The Bank shall have received all Collateral
          ---------------
Documents duly executed and such other certificates, opinions, agreements and documents, in form and substance satisfactory to it, as it may reasonably request.

SECTION 7.     AFFIRMATIVE COVENANTS OF THE BORROWER.

     The Borrower agrees with the Bank that so long as this Agreement shall remain in effect or any of the Obligations shall remain unpaid or to be performed, it shall perform and comply with the affirmative covenants contained in this Section.

     7.1  Use of Proceeds.  The Borrower shall use the proceeds of the Loans
          ---------------
only for working capital purposes (including the payment of closing costs in connection with this Agreement) and other general corporate purposes associated with the provision of telecommunications services.

     7.2  Continued Existence; Maintenance of Rights and Licenses; Compliance
          -------------------------------------------------------------------
with Law.  The Borrower shall, and shall cause each of its Subsidiaries to, do
--------
or cause to be done all things necessary to preserve, renew and keep in full force and effect its limited liability company existence and its material rights and Licenses. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect, until termination in accordance with their respective terms, any and all Licenses, Tariffs, Operating Agreements and other material contracts and other rights necessary to operate the

Network and their respective businesses, not breach or violate the same in any material respect, and take all actions which may be required to comply in all material respects with all applicable laws, statutes, rules, regulations, orders and decrees now in effect or hereafter promulgated by any Governmental Authority, including without limitation, the FCC and any applicable PUC. The Borrower shall, and shall cause each of its Subsidiaries to, obtain, renew and extend all of the foregoing rights, Licenses, Tariffs, Operating Agreements and the like which may be necessary for the continuance of the operation of the Network and their respective businesses.

     7.3  Insurance.  The Borrower shall, and shall cause each of its
          ---------
Subsidiaries to, keep its insurable properties insured to the full replacement cost thereof at all times by financially sound and reputable insurers reasonably acceptable to the Bank, and maintain such other insurance, to such extent and against such risks, including fire, lightning, vandalism, malicious mischief, flood (to the extent required by the Bank) and other risks insured against by extended coverage, as is customary for companies engaged in the same or similar businesses similarly situated. All such insurance shall be in amounts sufficient to prevent the Borrower or any of its Subsidiaries from becoming a coinsurer and may contain loss deductible provisions which shall not exceed $10,000. The Borrower shall maintain, for itself and its Subsidiaries, in full force and effect liability insurance, business interruption insurance, errors and omissions insurance, general accident and public liability insurance and all other insurance as is usually carried by companies engaged in the same or similar businesses similarly situated against claims for personal or bodily injury, death or property damage occurring upon, in, about or in connection with the use or operation of any property or motor vehicles owned, occupied, controlled or used by the Borrower, its Subsidiaries and their employees or agents, or arising in any other manner out of the business conducted by the Borrower and its Subsidiaries. All of such insurance shall be in amounts reasonably satisfactory to the Bank and shall be obtained and maintained by means of policies with generally recognized, responsible insurance companies authorized to do business in such states as may be necessary depending upon the locations of the Borrower's and its Subsidiaries' assets. The insurance to be provided may be blanket policies. Each policy of insurance shall be written so as not to be subject to cancellation or substantial modification without not less than thirty days advance written notice to the Bank. Prior to the expiration of any such insurance, the Borrower shall furnish the Bank with evidence satisfactory to the Bank that such insurance has been renewed or replaced. The Borrower shall, upon request of the Bank, furnish the Bank such information about such insurance as the Bank may from time to time reasonably request.

     7.4  Obligations and Taxes.  The Borrower shall, and shall cause each of
          ---------------------
its Subsidiaries to, pay and perform all of its material Indebtedness and other material liabilities and obligations in a timely manner in accordance with normal business practices and with the terms governing the same. The Borrower shall, and shall cause each of its Subsidiaries to, comply with the terms and covenants of all material agreements and all material leases of real or personal property and shall keep them all in full force and effect until termination thereof in accordance with their respective terms. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or in respect of its property before the imposition of any penalty, as well as all lawful claims for labor, materials, supplies or other matters which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that neither the
                                     --------  -------
Borrower nor any of its Subsidiaries shall be required to pay and discharge any such tax, assessment, charge, levy or claim so long as (a) the validity thereof is being contested diligently and in good faith by appropriate proceedings and the enforcement thereof is stayed, pending the outcome of such proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves in accordance with GAAP with respect thereto, and (c) such contest will not endanger the Lien of the Bank in any of the Borrower's assets.

     7.5  Financial Statements and Reports.  The Borrower shall, and shall cause
          --------------------------------
each of its Subsidiaries to, maintain true and complete books and records of account in accordance with GAAP, consistently applied. The Borrower shall furnish to the Bank the following financial statements and projections at the following times:

            (a) As soon as available, but in no event later than ninety days after the end of each fiscal year of Facilicom International ending prior to the Termination Date, the Borrower shall furnish (i) audited consolidated financial statements of Facilicom International and its subsidiaries, including audited consolidated balance sheets as of the end of, and audited income and expense statements for, such fiscal year, and a consolidated statement of cash flows for such fiscal year, together with such additional statements, schedules and footnotes as are customary in a complete accountant's report, all prepared in reasonable detail; such financial statements shall be certified by independent certified public accountants of recognized standing selected by Facilicom International and acceptable to the Bank, and the opinion of such accountants shall be unqualified; and (ii) the management letter of such accountants;

            (b) As soon as available, but in no event later than forty-five days after the end of each fiscal quarter of Facilicom International ending prior to the Termination Date, the Borrower shall furnish unaudited consolidated and consolidating financial statements for Facilicom International, including consolidated and consolidating balance sheets, quarterly and year-to-date consolidated and consolidating income and expense statements and a consolidated statement of cash flows for the portion of the fiscal year ended with the last day of such quarter; all such financial statements shall set forth, in comparative form, corresponding figures for the equivalent period of the prior year and a comparison to budget for the applicable quarter, shall be in form and detail satisfactory to the Bank, and shall be certified as to accuracy and completeness by the chief financial officer of Facilicom International;

            (c) As soon as available, but in no event later than forty-five days after the end of each of the first eleven months of the Borrower's fiscal year, and no later than sixty days after the end of the twelfth month of the Borrower's fiscal year, the Borrower shall furnish unaudited, unconsolidated financial statements for the Borrower, including a balance sheet and a monthly and year-to-date statement of income and expense for the portion of the fiscal year ended with the last day of such month, which shall contain a comparison with the budget or projections for such period and a comparison to the comparable period for the prior year, which shall be certified by the chief financial officer of the Borrower and which shall be substantially in the form of such statements delivered to the Bank prior to the Closing Date; and as soon as available, but in no event later than forty-five days after the end of each month, the Borrower shall furnish a report showing the aging of Receivables as of the end of such month in form satisfactory to the Bank;

            (d) The financial statements required under (a) and (b) above shall be accompanied by a certificate of the chief financial officer of the Borrower certifying that no Possible Default or Event of Default has occurred, or if any Possible Default or Event of Default has occurred, stating the nature thereof and the actions the Borrower intends to take in connection therewith;

            (e) Promptly upon their becoming available, the Borrower shall furnish (i) copies of any periodic or special reports filed by the Borrower or any of its Subsidiaries with the FCC, any PUC or any other federal, state, local or foreign governmental agency or authority if such reports indicate any material change in the ownership of the Borrower or such Subsidiary, or any materially adverse change in the business, operations, affairs or condition of the Borrower or such Subsidiary, and (ii) copies of any material notices and other material communications from the FCC, any PUC or any other federal, state or local governmental agency or authority which specifically relate to the Borrower, any of its Subsidiaries, the Network or any material License, and the substance of which relates to a matter that could reasonably be expected to have a Material Adverse Effect;

            (f) Promptly upon their becoming available, the Borrower shall furnish (i) copies of any registration statements and regular periodic reports, if any, which Facilicom International, the Borrower or any Subsidiary shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange, and (ii) copies of all financial statements, reports and proxy statements mailed to the stockholders of Facilicom International; and

            (g) Promptly upon receipt thereof, the Borrower shall furnish a copy of any notice, compliance inquiry or complaint received by the Borrower from any Governmental Authority concerning environmental matters, including, without limitation, the matters covered by Section 5.23 hereof.

     7.6  Notices.  The Borrower shall give the Bank notice promptly, but in any
          -------
event within five days after its receipt of notice thereof, (a) of any action, suit, investigation or proceeding by or against the Borrower or any of its Subsidiaries, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, including, without limitation, any material admonition, censure or adverse citation or order by the FCC, any PUC or any other Governmental Authority, (b) (i) of any action or event constituting an event of default or violation of any License, Tariff, Operating Agreement or other material contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary is bound, and (ii) of any competing application, petition to deny or other opposition to any license renewal application filed by the Borrower or any of its Subsidiaries with the FCC or any PUC, if such event of default, violation or other matter could reasonably be expected to have a Material Adverse Effect, (c) of the occurrence of any Possible Default or Event of Default and the actions the Borrower intends to take in connection therewith, (d) of any cancellation of or any material amendment to any of the insurance policies maintained in accordance with the requirements of this Agreement, except for cancellations and amendments that occur in the ordinary course of business, (e) of any material, adverse change in the business, financial condition or prospects of the Borrower or any of its Subsidiaries, and (f) of any material strike, labor dispute, slow down or work stoppage due to a labor disagreement (or any material development regarding any thereof) affecting the Borrower or any of its Subsidiaries.

     7.7  Maintenance of Property.  The Borrower shall, and shall cause each of
          -----------------------
its Subsidiaries to, at all times maintain and preserve its real and personal property in good working order, condition and repair, normal wear and tear excepted, and in compliance with all material applicable standards, rules or regulations imposed by any Governmental Authority (including, without limitation, the FCC, any PUC, the Federal Aviation Administration or any other Licensing Authority) or policy of insurance, except for such property which, in the judgment of the Borrower, is no longer necessary to the business of the Borrower or any of its Subsidiaries.

     7.8  Information and Inspection.  The Borrower shall furnish to the Bank
          --------------------------
from time to time, promptly upon request, information reasonably requested by the Bank pertaining to any covenant, provision or condition hereof or of any Collateral Document, or to any matter connected with the books, records, operations, financial condition, properties, activities or business of the Borrower or of any of its Subsidiaries. At all reasonable times, the Borrower shall permit any authorized representative designated by the Bank to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, and their books and records, and to take extracts therefrom and make copies thereof, and to discuss the Borrower's and its Subsidiaries' affairs, finances and accounts with the management of the Borrower and its Subsidiaries and with the Borrower's independent accountants.

     7.9  Maintenance of Liens.  The Borrower shall do all things necessary or
          --------------------
requested by the Bank to preserve and perfect the Liens of the Bank arising pursuant hereto and pursuant to the Collateral Documents as first Liens, except for Permitted Liens, and to insure that the Bank has a Lien on all of the Receivables of the Borrower. If the Borrower enters into a new agreement pursuant to which Receivables will be generated which agreement prohibits the assignment of such Receivables or the granting of a security interest therein without the consent of the other party, the Borrower shall use its best efforts to obtain the written consent of such other party to the grant to the Bank, of a security interest therein pursuant to the Borrower Security Agreement.

     7.10 Title To Property.  The Borrower shall, and shall cause each of its
          -----------------
Subsidiaries to, own and hold title to all of its assets in its own name and not in the name of any nominee.

     7.11 Environmental Compliance and Indemnity.
          --------------------------------------

          (a) The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws, including, without limitation, all Environmental Laws in jurisdictions in which any portion of the Network is located or in which the Borrower or any of its Subsidiaries owns or operates a facility or site, arranges for disposal or treatment of Hazardous Materials, solid waste or other wastes, accepts for transport any Hazardous Materials, solid wastes or other wastes or holds any interest in real property or otherwise. Neither the Borrower nor any of its Subsidiaries shall cause or allow the Release of Hazardous Materials, solid waste or other wastes on, under or to any real property in which the Borrower or such Subsidiary holds any interest or performs any of its operations, in material violation of any Environmental Law. The Borrower shall notify the Bank promptly after its receipt of notice thereof, of any Environmental Claim which the Borrower receives involving any potential or actual material liability of the Borrower or any of its Subsidiaries arising in connection with any noncompliance with or violation of the requirements of any Environmental Law or a material Release or threatened Release of any Hazardous Materials, solid waste or other waste into the environment. The Borrower shall promptly notify the Bank (i) of any material Release of Hazardous Material on, under or from the real property in which the Borrower or any of its Subsidiaries holds or has held an interest, upon the Borrower's learning thereof by receipt of notice that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of such Release or that the Borrower or such Subsidiary has been identified as potentially responsible for, or is subject to investigation by any Governmental Authority relating to, such Release, and (ii) of the commencement or threat of any judicial or administrative proceeding alleging a violation of any Environmental Laws.

          (b) The Borrower shall defend, indemnify and hold the Bank and its officers, directors, shareholders, employees, agents, affiliates, successors and assigns harmless from and against all costs, expenses, claims, demands, damages, penalties and liabilities of every kind or nature whatsoever incurred by them (including reasonable attorneys fees) arising out of, resulting from or relating to (i) the noncompliance of the Borrower, any of its Subsidiaries or any property owned or leased by the Borrower or any of its Subsidiaries with any Environmental Law, or (ii) any investigatory or remedial action involving the Borrower, any of its Subsidiaries or any property owned or leased by the Borrower or any of its Subsidiaries and required by Environmental Laws or by order of any Governmental Authority having jurisdiction under any Environmental Laws, or (iii) any injury to any person whatsoever or damage to any property arising out of, in connection with or in any way relating to the breach of any of the environmental warranties or covenants contained in this Agreement or any facts or circumstances that cause any of the environmental representations or warranties contained in this Agreement to cease to be true, or (iv) the existence, treatment, storage, Release, generation, transportation, removal, manufacture or other handling of any Hazardous Material on or affecting any property owned or leased by the Borrower or any of its Subsidiaries, or (v) the presence of any asbestos-containing material or underground storage tanks, whether in use or closed, under or on any property owned or leased by the Borrower or any of its Subsidiaries; provided, however, that the foregoing
                                     --------  -------
indemnity shall not apply to any such costs, expenses, claims, demands, damages, penalties or liabilities that are determined in a final non-appealable order of a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of the indemnified person.

SECTION 8.     NEGATIVE COVENANTS OF THE BORROWER.

     The Borrower agrees with the Bank that so long as this Agreement shall remain in effect or any of the Obligations shall remain unpaid or to be performed, the Borrower shall not, directly or indirectly, take any of the actions set out in this Section 8 nor permit any of the conditions set out herein to occur.

     8.1  Liens.  The Borrower shall not incur, create, assume or permit to
          -----
exist any Lien of any nature whatsoever on any Receivables now owned or hereafter acquired by the Borrower, other than Permitted Liens. Without the prior written consent of the Bank, which shall not be unreasonably withheld, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Collateral Document, which directly or indirectly prohibits the Borrower or any of its Subsidiaries from creating or incurring any Lien on any of its assets, other than (a) pursuant to equipment financing agreements, capital leases and purchase money or conditional sale obligations (so long as such prohibition only relates to the asset which was acquired by the Borrower or such Subsidiary pursuant to such equipment financing agreement, capital lease or purchase money or conditional sale obligation), and (b) provisions in agreements which prohibit the assignment of such agreements.

     8.2  Notes, Accounts Receivable and Claims.  The Borrower shall not sell,
          -------------------------------------
discount or otherwise dispose of any note, Receivable or other right to receive payment, with or without recourse, except for collection in the ordinary course of business; or fail to timely assert any claim, cause of action or contract right which it possesses against any third party or agree to settle or compromise any such claim, cause of action or contract right except in any case in the exercise of good business judgment and except for settlements or compromises made in the reasonable exercise of business judgment in the ordinary course of business.

     8.3  Capital Distributions.  The Borrower shall not, and shall not permit
          ---------------------
any of its Subsidiaries to, make, pay or declare or incur any liability to make or pay, any Capital Distribution, except that any Subsidiary of the Borrower may make Capital Distributions to the Borrower or to a wholly owned Subsidiary of the Borrower. The Borrower shall not permit any of its Subsidiaries to agree to or to be subject to any restriction on its ability to make Capital Distributions or loans or loan repayments or other asset transfers to its stockholders or other equity holders other than restrictions imposed by applicable law and the restrictions set forth in this Section.

     8.4  Disposal of Property; Mergers; Acquisitions; Reorganizations.  The
          ------------------------------------------------------------
Borrower shall not, and shall not permit any of its Subsidiaries to, (a) dissolve or liquidate; (b) sell, lease, transfer or otherwise dispose of any material portion of its properties and assets to any Person, except for (i) the disposition of assets in the ordinary course of business in an aggregate amount not to exceed $1,000,000 in any transaction or series of related transactions, or (ii) the disposition of any asset which, in the good faith exercise of its business judgment, the Borrower determines is no longer useful in the conduct of its or its Subsidiaries' business; (c) be a party to any consolidation, merger, recapitalization or other form of reorganization; (d) make any acquisition of all or substantially all the assets of any Person, or of a business division or line of business of any Person, or of any other assets constituting a business as a going concern without the prior written consent of the Bank which shall not be unreasonably withheld; (e) create, acquire or hold any Subsidiary (other than the Subsidiaries of the Borrower existing as of the date hereof); or (f) be or become a party to any joint venture or other partnership without the prior written consent of the Bank which shall not be unreasonably withheld.

     8.5  Amendment of Governing Documents.  The Borrower shall not, and shall
          --------------------------------
not permit any of its Subsidiaries to, amend, modify or supplement the Membership Agreement or the Certificate or Articles of Incorporation, By-Laws or other organizational or governing documents or any shareholders or security holders agreement of the Borrower or any Subsidiary, unless required by law, in any manner that is adverse to the interests of the Bank (as may be determined by the Bank).

     8.6  Management Agreements and Fees.  The Borrower shall not, and shall not
          ------------------------------
permit any of its Subsidiaries to, make or enter into, or pay any management fees pursuant to, any management or service agreement or joint operating agreement whereby management, supervision or control of its business, or any significant aspect thereof, shall be delegated to or placed in any Person other than the Borrower, a Subsidiary or an employee of the Borrower or such Subsidiary. The Borrower shall not, and shall not permit any of its Subsidiaries to, make or enter into, or receive any management fees pursuant to, any management or service agreement or joint operating agreement whereby management, supervision or control of the business of any other Person (other than a Subsidiary of the Borrower), or any significant aspect thereof, shall be delegated to or placed in the Borrower or any of its Subsidiaries.

     8.7  Fiscal Year.  Except as may be required by law, the Borrower shall
          -----------
not, and shall not permit any Subsidiary to, change its fiscal year.

     8.8  ERISA.  Neither the Borrower nor any member of the Controlled Group
          -----
shall fail to make any contributions which are required pursuant to the terms of any Plan or any Benefit Arrangement if the failure to make such contribution could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any member of the Controlled Group shall contribute to or agree to contribute to any Plan which is (a) subject to the minimum funding requirements under ERISA Section 302 or Code Section 412; (b) a multiemployer plan (as defined in ERISA Section 4001(a)(3)); (c) a defined benefit plan (as defined under ERISA Section 3(35) or Code Section 414(j)); (d) a multiple employer plan (as defined in ERISA Section 4063); or (e) a multiple employer welfare arrangement (as defined in ERISA Section 3(40)).

     8.9  Affiliates.  The Borrower shall not, and shall not permit any of its
          ----------
Subsidiaries to, enter into any transaction or agreement with any Affiliate of the Borrower or pay any compensation or salary to any such Person unless such transaction or agreement is in the ordinary course of, and pursuant to the reasonable requirements of, the business of the Borrower or any of its Subsidiaries and the terms of such transaction or agreement are not less favorable to the Borrower or such Subsidiary than could be obtained in an arms-length transaction with an unaffiliated third party and the amount paid to such person is not in excess of the fair value of the services rendered by such person.

     8.10  Change of Name, Identity or Structure. The Borrower shall not, and
           -------------------------------------
shall not permit any of its Subsidiaries to, change its name, identity or structure without thirty days prior written notice to the Bank.

     8.11  Issuance or Transfer of Membership Interests and other Equity
           -------------------------------------------------------------
Interests. The Borrower shall not issue any membership interests or other equity
---------
interests or any warrants, options or other securities convertible into or exercisable for any membership interests or other equity interests if after giving effect to such issuance an Event of Default under Section 9.10 would exist. The Borrower shall not permit any of its Subsidiaries to sell or issue any capital stock, partnership interests or other equity interests or any warrants, options or other securities convertible into or exercisable for any capital stock, partnership interests or other equity interests (other than, in each case, to the Borrower or a wholly owned Subsidiary of the Borrower), and the Borrower shall not permit any of its Subsidiaries to permit the transfer of any capital stock, partnership interests or other such equity interests.

     8.12  Change in Business. The Borrower shall not, and shall not permit any
           ------------------
of its Subsidiaries to, change the nature of its business in any material respect. Neither the Borrower nor any of its Subsidiaries shall engage in any business other than the provision of telecommunications services similar to the services provided by the Borrower and its Subsidiaries on the date hereof.

     8.13  Regulation U. The Borrower shall not, and shall not permit any of its
           ------------
Subsidiaries to, directly or indirectly, (a) apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder, (b) extend credit to others for the purpose of purchasing or carrying any such margin stock, or (c) retire Indebtedness which was incurred to purchase or carry any such margin stock.

SECTION 9.  EVENTS OF DEFAULT.

     The occurrence of any one or more of the following events, whether voluntarily or involuntarily or by operation of law, shall constitute an Event of Default by the Borrower hereunder:

     9.1  Non-Payment. The Borrower shall fail to pay (a) when due, whether by
          -----------
acceleration of maturity or otherwise, any installment of principal due hereunder or under the Note or (b) within three days of the date when due, whether by acceleration of maturity or otherwise, any installment of interest or any fee or other payment obligation in respect of the Obligations.

     9.2  Failure of Performance in Respect of Other Obligations. (a) The
          ------------------------------------------------------
Borrower shall fail to observe, perform or be in compliance with any of the provisions of Section 8, Section 7.1, Section 7.3, Section 7.8 or the first sentence of Section 7.2; or (b) the Borrower, Armstrong Holdings or any other party to a Collateral Document (other than the Bank) shall fail to observe, perform or be in compliance with the terms of any Obligation, covenant or agreement, other than those referred to in Section 9.1, Section 8, Section 7.1,
Section 7.3, Section 7.8 or the first
sentence of Section 7.2, to be observed, performed or complied with by the Borrower, Armstrong Holdings or such other party hereunder or under any Collateral Document, and, in any such case, provided that such failure is of a
                                            --------
type which can be cured, such failure shall continue and not be cured for thirty days after: (i) written notice thereof from the Bank; or (ii) the Bank is notified thereof or should have been notified thereof pursuant to the provisions of Section 7.6 hereof, whichever is earlier.

     9.3  Breach of Warranty. Any financial statement, representation, warranty,
          ------------------
statement or certificate made or furnished by the Borrower, Armstrong Holdings or any other party to a Collateral Document to the Bank in or in connection with this Agreement or any Collateral Document, or as an inducement to the Bank to enter into this Agreement and the Collateral Documents, including, without limitation, those in Section 5 above, shall have been false, incorrect or incomplete when made or deemed made in any material respect.

     9.4  Cross-Defaults. The Borrower or any of its Subsidiaries or Armstrong
          --------------
Holdings shall default in any payment due on any Indebtedness and such default shall continue for more than the period of grace, if any, applicable thereto, or the Borrower or any of its Subsidiaries or Armstrong Holdings shall default in the performance of or compliance with any term of any evidence of such Indebtedness or of any mortgage, indenture or other agreement relating thereto, and any such default shall continue for more than the period of grace, if any, specified therein; provided, however, that any such default shall not be deemed
                   --------  -------
to constitute an Event of Default hereunder if the aggregate amount of all such Indebtedness does not exceed $500,000.

     9.5  Assignment for Benefit of Creditors. The Borrower, any of its
          -----------------------------------
Subsidiaries, Armstrong Holdings or any other party to a Collateral Document shall make an assignment for the benefit of its creditors, or shall admit its insolvency or shall fail to pay its debts generally as such debts become due.

     9.6  Bankruptcy. Any petition seeking relief under Title 11 of the United
          ----------
States Code, as now constituted or hereafter amended, shall be filed by or against the Borrower, any of its Subsidiaries, Armstrong Holdings or any other party to a Collateral Document or any proceeding shall be commenced by or against the Borrower, any of its Subsidiaries, Armstrong Holdings or any other party to a Collateral Document with respect to relief under the provisions of any other applicable bankruptcy, insolvency or other similar law of the United States or any State providing for the reorganization, winding-up or liquidation of Persons or an arrangement, composition, extension or adjustment with creditors; provided, however, that no Event of Default shall be deemed to have
           --------  -------
occurred if any such involuntary petition or proceeding shall be discharged within sixty days of its filing or commencement.

     9.7  Appointment of Receiver; Liquidation. A receiver or trustee shall be
          ------------------------------------
appointed for the Borrower, any or its Subsidiaries, Armstrong Holdings or any other party to a Collateral Document or for any substantial part of the assets of any such Person, and such receiver or trustee shall not be discharged within sixty days of his appointment; any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Borrower, any of its Subsidiaries, Armstrong Holdings or any other party to a Collateral Document and such proceedings shall not be dismissed or discharged within sixty days of their commencement; or the Borrower, any of its Subsidiaries, Armstrong Holdings or Facilicom International shall discontinue its business.

     9.8   Judgments. The Borrower, any of its Subsidiaries, Armstrong Holdings
           ---------
or any other party to a Collateral Document shall incur final judgments for the payment of money aggregating at any one time in excess of $500,000 (to the extent not covered by insurance) and shall not discharge (or make adequate provision for the discharge of) the same within a period of thirty days unless, pending further proceedings, execution thereon has been effectively stayed; or a non-monetary judgment or order shall be rendered against the Borrower, any of its Subsidiaries, or Armstrong Holdings or any other party to a Collateral Document that could reasonably be expected to have a Material Adverse Effect, and there shall be any period in excess of thirty consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     9.9   Impairment of Collateral; Invalidation of any Loan Document. (a)  A
           -----------------------------------------------------------
creditor of the Borrower shall obtain possession of any collateral for the Obligations by any means, including, without limitation, levy, distraint, replevin or self-help, or any creditor shall establish or obtain any right in such collateral which is equal or senior to a Lien of the Bank in such collateral; or (b) the Bank shall cease to have a first priority perfected lien (except for Permitted Liens) in all of the Receivables of the Borrower or any Lien granted or created or purported to be granted or created by this Agreement or any Collateral Document shall cease or fail to be perfected with respect to any significant portion of the collateral purported to be covered thereby; (c) this Agreement, the Note or any Collateral Document ceases to be a legal, valid and binding agreement or obligation enforceable against any party thereto (including the Bank) in accordance with its terms, or shall be terminated, invalidated, set aside or declared ineffective or inoperative; or (d) any party to any Collateral Document (other than the Bank) shall contest or deny the validity or enforceability of such Collateral Document or any lien, security interest or obligation purported to be created thereby.

     9.10  Change of Control. Armstrong Holdings shall cease to own beneficially
           -----------------
and of record at least 51% of the issued and outstanding capital stock of Facilicom International; or Facilicom International shall cease to own beneficially and of record all of the issued and outstanding membership interests of the Borrower.

     9.11  Termination of Plan. If (a) any Reportable Event occurs and such
           -------------------
Reportable Event constitutes grounds (i) for the termination of any Pension Plan by the PBGC or (ii) for the appointment by the appropriate United States district court of a trustee to administer any Pension Plan, and such Reportable Event shall not have been fully corrected or remedied to the satisfaction of the Bank within sixty days after giving of written notice to the Borrower by the Bank, or (b) any Pension Plan shall be terminated within the meaning of Title IV of ERISA, or (c) a trustee shall be appointed by the appropriate United States district court to administer any Pension Plan, or (d) the PBGC shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Plan, or (e) any withdrawal liability shall be imposed upon the Borrower or any member of its Controlled Group under Section 4201(a) of ERISA with respect to any Plan, or (f) the Borrower or a member of the Controlled Group shall fail to make a required contribution or installment under Section 302 of ERISA or Section 412 of the Code, or (g) any Multiemployer Plan, as defined in
Section 414(f) of the Code, under which the Borrower or a member of its Controlled Group is an employer, is in reorganization, as defined in Section 418 of the Code and Title IV of ERISA, or is insolvent, if in the case of any of the events set forth in the foregoing clauses (a) through (g) the occurrence of such event would impose a liability in excess of $100,000 on the Borrower or could reasonably be expected to have a Material Adverse Effect.

     9.12  Default under Collateral Document. The Borrower or any other party
           ---------------------------------
(other than the Bank) shall default under any Collateral Document after any required notice and such default shall continue beyond any applicable grace period.

     9.13  Condemnation. Any court, government or governmental agency shall
           ------------
condemn, seize or otherwise appropriate, or take custody or control of any assets of the Borrower or any of its Subsidiaries pursuant to a final, non-appealable order, which could reasonably be expected to have a Material Adverse Effect.

     9.14  Material Adverse Effect.  Any Material Adverse Effect shall occur.
           -----------------------

SECTION 10.  REMEDIES.

     Notwithstanding any contrary provision or inference herein or elsewhere,

     10.1  Optional Defaults.
           -----------------

     If any Event of Default referred to in Sections 9.1-9.4 or 9.8 through 9.14, inclusive, hereof shall occur, the Bank, upon written notice to the Borrower, may

           (a) terminate the Commitment and the credit hereby established and forthwith upon such election the obligations of the Bank to make any further Loans hereunder immediately shall be terminated, and/or

           (b) accelerate the maturity of the Loans and all other Obligations, whereupon all Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Borrower.

     10.2  Automatic Defaults. If any Event of Default referred to in Sections
           ------------------
9.5 through 9.7, inclusive, shall occur,

           (a) the Commitment and the credit hereby established shall automatically and forthwith terminate, and the Bank thereafter shall be under no obligation to grant any further Loans hereunder, and

           (b) the principal of and interest on the Note, then outstanding, and all of the Borrower's other Obligations shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by the Borrower.

     10.3  Performance by the Bank. If at any time the Borrower or any of its
           -----------------------
Subsidiaries fails or refuses to pay or perform any obligation or duty to any third Person, except for payments which are the subject of bona fide disputes in the ordinary course of business, the Bank may, in its sole discretion, but shall not be obligated to, pay or perform the same on behalf of the Borrower or such Subsidiary, and the Borrower shall promptly repay all amounts so paid, and all costs and expenses so incurred. This repayment obligation shall become one of the Obligations of the Borrower hereunder and shall bear interest at the Default Interest Rate.

     10.4  Other Remedies. Upon the occurrence of an Event of Default, the Bank
           --------------
may exercise any other right, power or remedy as may be provided herein, in the Note or in any other Collateral Document, or as may be provided at law or in equity, including, without limitation, the right to recover judgment against the Borrower for any amount due either before, during or after any proceedings for the enforcement of any security or any realization upon any security.

     10.5  Enforcement and Waiver by the Bank. The Bank shall have the right at
           ----------------------------------
all times to enforce the provisions of this Agreement and all Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time, unless the Bank shall have waived such enforcement in writing in respect of a particular instance. The failure of the Bank at any time to enforce its rights under such provisions shall not be construed as having created a custom or course of dealing in any way contrary to the specific provisions of this Agreement or the Collateral Documents, or as having in any way modified or waived the same. All rights, powers and remedies of the Bank are cumulative and concurrent and the exercise of one right, power or remedy shall not be deemed a waiver or release of any other right, power or remedy.

SECTION 11.  MISCELLANEOUS.

     11.1  Construction. The provisions of this Agreement shall be in addition
           ------------
to those of the Collateral Documents and to those of any other guaranty, security agreement, note or other evidence of the liability relating to the Borrower held by the Bank, all of which shall be construed as complementary to each other. Nothing contained herein shall prevent the Bank from enforcing any or all of such instruments in accordance with their respective terms. Each right, power or privilege specified or referred to in this Agreement or in any Collateral Document is in addition to any other rights, powers or privileges that the Bank may otherwise have or acquire by operation of law, by other contract or otherwise. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by the Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each right, power or privilege may be exercised independently or concurrently with others and as often and in such order as the Bank may deem expedient. Notwithstanding any other provision of this Agreement, the Borrower shall not be required to pay any amount pursuant hereto which is in excess of the maximum amount permitted by law.

     11.2  Further Assurance. From time to time, the Borrower shall execute and
           -----------------
deliver to the Bank, and shall cause its Subsidiaries to execute and deliver to the Bank, such additional documents and take such actions as the Bank may reasonably require to carry out the purposes of this Agreement or any of the Collateral Documents, or to preserve and protect the rights of the Bank hereunder or thereunder.

     11.3  Expenses of the Bank; Indemnification.
           -------------------------------------

           (a) Whether or not the transactions contemplated by this Agreement are consummated, the Borrower shall pay the reasonable costs and expenses, including the reasonable fees and disbursements of the Bank's special counsel, incurred by the Bank in connection with (i) the negotiation, preparation, amendment or enforcement of this Agreement and the Collateral Documents and any amendment or modification thereof and the closing of the transactions contemplated hereby and thereby; (ii) the perfection of the Liens granted pursuant hereto and pursuant to the Collateral Documents; (iii) the making of the Loans hereunder; (iv) the negotiation, preparation or enforcement of any other document in connection with this Agreement, the Collateral Documents or the Loans made hereunder; (v) any proceeding brought, or formal action taken, by the Bank to enforce any provision of this Agreement or any Collateral Document, or to enforce or exercise any right, power or remedy hereunder or thereunder; or
(vi) any action which may be taken or instituted by any Person against the Bank as a result of any of the foregoing. The estimated fees and expenses of the Bank's special counsel through the Closing shall be paid by the Borrower on the Closing Date.

           (b) The Borrower hereby indemnifies and holds harmless the Bank and its directors, officers, employees, agents, counsel, subsidiaries and affiliates (the "Indemnified Persons") from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys fees) which may be imposed on, incurred by, or asserted against any Indemnified Person in any way relating to or arising out of this Agreement, the Collateral Documents, or any of them, or the Loans made pursuant hereto or the use of the proceeds thereof, or any of the transactions contemplated hereby or thereby or the ownership or operation of the Network or any of the other assets or businesses of the Borrower or its Subsidiaries or the breach by the Borrower or any of its Subsidiaries of any of the representations, warranties, covenants and agreements contained herein or in any Collateral Document; provided, however, that the Borrower shall not be liable to any
          --------  -------
Indemnified Person, if there is a final judicial determination that such claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulted solely from the gross negligence or willful misconduct of such Indemnified Person.

     11.4  Notices. Except as otherwise expressly provided herein, all notices,
           -------
demands and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received (a) on the date of personal delivery, (b) on the date of receipt (as shown on the return receipt) if mailed by registered or certified mail, postage prepaid and return receipt requested,
(c) on the next business day after delivery to a courier service that guarantees delivery on the next business day if the conditions to the courier's guarantee are complied with, or (d) on the date of receipt by telecopy, in each case addressed as follows:

     TO THE BANK:

     Key Corporate Capital Inc.
     127 Public Square
     M/C OH-01-27-0602
     Cleveland, Ohio 44114-1306
     Attention:  Media and Telecommunications Finance Division
     Telecopy:   216-689-4666

     Copy to:

     Timothy J. Kelley, Esq.
     Dow, Lohnes & Albertson, PLLC
     1200 New Hampshire Avenue, N.W.
     Washington, D.C. 20036
     Telecopy:   202-776-2222

     TO THE BORROWER:

     Facilicom International, L.L.C.
     1401 New York Avenue, Suite 800
     Washington, D.C. 20005
     Attention:  Christopher S. King
     Telecopy:   202-496-1109

     Copies to:

     Armstrong Holdings, Inc.
     One Armstrong Place
     Butler, Pennsylvania 16001
     Attention:  Bryan Cipoletti
     Telecopy:   412-724-9655

     and:

     Henry C. Cohen, Esq.
     Cohen & Grigsby, P.C.
     11 Stanwix Street, 15th Floor
     Pittsburgh, Pennsylvania 15222
     Telecopy:   412-209-0672
or to such other address or addresses as the party to which such notice is directed may have designated in writing to the other parties hereto.

     11.5  Waiver and Release by the Borrower. The Borrower releases the Bank
           ----------------------------------
from, and hereby waives, all claims for loss or damage caused by any act or omission on the part of the Bank or its officers, attorneys, agents and employees, unless arising from the gross negligence or willful misconduct of such Person as determined by a final judgment of a court of competent jurisdiction. In no event shall the Bank or any Affiliate, officer, director, employee, attorney or agent of the Bank have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by the Borrower or any of its Subsidiaries in connection with, arising out of, or in any way related to, this Agreement or any of the Collateral Documents, or any of the transactions contemplated by this Agreement or any of the Collateral Documents.

     11.6  Right of Set Off. Upon the occurrence and during the continuance of
           ----------------
any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank or an Affiliate of the Bank to or for the credit or the account of the Borrower or any of its Subsidiaries against any and all of the obligations of the Borrower or any of its Subsidiaries now or hereafter existing hereunder or under any Collateral Document, irrespective of whether or not the Bank shall have made any demand hereunder or under any Collateral Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application made by the Bank; provided, however, that the failure to
                                      --------  -------
give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including without limitation, other rights of set-off) which the Bank may have. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in the Note may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower or any of its Subsidiaries in the amount of such participation.

     11.7  Successors and Assigns; Participations.
           --------------------------------------

           (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; provided, however, that the Borrower may not assign or transfer any of
       --------  -------
its rights or obligations hereunder or under the Note without the prior written consent of the Bank.

           (b) The Bank may assign all or any part of the Loans and the Note. Upon execution and delivery by the assignee and the Bank of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder having the share of the Loans specified in such instrument, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment), the obligations, rights and benefits of a Bank hereunder holding the share of the Loans assigned to it (in addition to the share of the Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the share of the obligations hereunder so assigned.

           (c) Within five business days after receipt of notice of any assignment pursuant to Section 11.7(b) above, the Borrower, at its expense, shall execute and deliver in exchange for any surrendered Note a new Note to the order of the assignee in an amount equal to the share of the Loans assumed by the assignee and, if the assigning Bank has retained a portion of the Loans hereunder, a new Note to the order of the assigning Bank in an amount equal to the share of the Loans retained by it. Such new Notes shall be in an aggregate principal amount equal to the principal amount of such surrendered Note, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of Exhibit A. The cancelled Note shall be returned to the
                          ---------
Borrower.


           (d) The Bank may sell or agree to sell to one or more other Persons (each, a "Participant") a participation in all or any part of any Loans held by it or in its share of the Commitment. Except as otherwise provided in the last sentence of this Section 11.7(d), no Participant shall have any rights or benefits under this Agreement or the Note or any other Collateral Documents (the Participant's rights against the Bank in respect of such participation to be those set forth in the agreements executed by the Bank in favor of the Participant). All amounts payable by the Borrower to the Bank under Section 2 hereof in respect of Loans held by it, and its share of the Commitment, shall be determined as if the Bank had not sold or agreed to sell any participations in the Loans and share of the Commitment, and as if the Bank were funding each of the Loans and its share of the Commitment in the same way that it is funding the portion of the Loans and its share of the Commitment in which no participations have been sold. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.6 through 2.13 with respect to its participating interest.

           (e) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.7, the Bank may assign and pledge all or any portion of the Loans and the Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the Bank from its obligations hereunder.

           (f) The Bank may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of the Bank from time to time to assignees and participants (including prospective assignees and participants).

     11.8  Applicable Law. This Agreement and the Collateral Documents, and the
           --------------
duties, rights, powers and remedies of the parties hereto and thereto, shall be construed in accordance with, and governed by, the laws of the State of Ohio, without regard to the conflicts of laws provisions thereof, except to the extent that any Collateral Document provides that the local law of another jurisdiction governs the grant, perfection or enforcement of the Liens granted pursuant to such Collateral Document.

     11.9   Binding Effect and Entire Agreement. This Agreement shall inure to
            -----------------------------------
the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. This Agreement, the Exhibits hereto, which are hereby incorporated in this Agreement, and the Collateral Documents constitute the entire agreement among the parties on the subject matter hereof.

     11.10  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts or duplicate originals, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11  Survival of Agreements. All covenants, agreements, representations
            ----------------------
and warranties made herein or in any Collateral Document shall survive any investigation and the Closing and shall continue in full force and effect so long as any of the Obligations remain to be performed or paid or the Bank has any obligation to advance sums hereunder.

     11.12  Modification. Any term of this Agreement or of the Note may be
            ------------
amended and the observance of any term of this Agreement or of the Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Borrower and the Bank; provided, however, that notwithstanding the foregoing provisions of this Section
--------  -------
11.12, this Agreement and the Note may be amended or modified in the manner contemplated by Section 11.7 for the purpose of permitting the Bank to assign all or a portion of its interest, rights and obligations hereunder to another Person. Any amendment or waiver effected in accordance with this Section 11.12 shall be binding upon each holder of the Note at the time outstanding, each future holder of the Note and the Borrower.

     11.13  Separability. If any one or more of the provisions contained in this
            ------------
Agreement or any Collateral Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all remaining provisions shall not in any way be affected or impaired. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     11.14  Section Headings.  The section headings contained herein are for
            ----------------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     11.15  Enforcement.  The Borrower (a) hereby irrevocably submits to the
            -----------
jurisdiction of the state courts of the State of Ohio and to the jurisdiction of the United States District Court for the Northern District of Ohio, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any Collateral Document or the subject matter hereof or thereof brought by the Bank or its successors or assigns and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or any Collateral Document or the subject matter hereof or thereof may not be enforced in or by such court, and (c) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such Ohio state or federal court. The Borrower hereby consents to service of process by registered mail at the address to which notices are to be given. The Borrower agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Bank. Final judgment against the Borrower in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the
                                                    --------  -------
Bank may at its option bring suit, or institute other judicial proceedings, against the Borrower or any of its assets in any state or federal court of the United States or of any country or place where the Borrower, or such assets, may be found.

     11.16  Termination.  This Agreement shall terminate when all amounts due
            -----------
hereunder, under the Note and under each Collateral Document shall have been indefeasibly paid in full in cash and all other Obligations hereunder or thereunder shall have been fully performed, so long as the Bank has no further obligation to advance sums hereunder. Notwithstanding the foregoing, to the extent that the Borrower makes a payment or payments to the Bank or the Bank enforces its security interest or exercises its rights of setoff, and such payment or payments or the process of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy or insolvency law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement had not occurred. Upon such termination, at the request of the Borrower, the Bank shall release all Liens granted herein or in any Collateral Document at the Borrower's expense and return all collateral held pursuant hereto or to any Collateral Document without recourse or representation. Notwithstanding anything to the contrary contained herein, each expense reimbursement and indemnification provision in this Agreement or in any Collateral Document shall survive the repayment in full of the Loans and the termination of this Agreement.

     11.17  Jury Trial Waiver. THE BORROWER AND THE BANK EACH WAIVE ANY RIGHT TO
            -----------------
HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE BANK AND THE BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE BORROWER AND THE BANK

ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE BORROWER AND THE BANK FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (UNLESS EXPRESSLY MODIFIED IN WRITING BY ALL PARTIES HERETO), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, THE COLLATERAL DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     11.18   Marshaling; Payments Set Aside.  The Bank shall not be under any
             ------------------------------
obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower or any of its Subsidiaries makes a payment or payments to the Bank or the Bank enforces its security interest or exercises its rights of setoff, and such payment or payments or the process of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy or insolvency law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement had not occurred.

     TO WITNESS THE ABOVE, the Borrower and the Bank have caused this Loan Agreement to be executed by their respective representatives thereunto duly authorized as of the date first above written.

BORROWER:

FACILICOM INTERNATIONAL, L.L.C.


By:___________________________
Name:_________________________
Title:__________________________

BANK:

KEY CORPORATE CAPITAL INC.


By:___________________________
   Tim Willard
   Assistant Vice President

Address:

     127 Public Square
     Cleveland, Ohio  44114-1306
     Attention:  Media and Telecommunications Finance Division

                        LIST OF SCHEDULES AND EXHIBITS
                        ------------------------------

Exhibit A                Form of Note

Exhibit B                Financial Statements

Exhibit C                Projections

Exhibit D                Proceedings and Litigation